                                                                   Exhibit 99(b)

                                    Wachovia

                               Fourth Quarter 2001

                          Supplemental Earnings Package

                                Table of Contents
Highlights of the Quarter ..................................................   1

Performance Review .........................................................   4

Earnings Summary ...........................................................   5

Net Interest Income ........................................................   5

Fee and Other Income .......................................................   7

Noninterest Expense ........................................................   8

Asset Quality ..............................................................   9

Nonperforming Loans ........................................................  10

Loans Held For Sale ........................................................  11

First Union/Wachovia Merger Integration Update .............................  13

Business Segment Results ...................................................  16

General Bank ...............................................................  18

Capital Management .........................................................  22

Wealth Management ..........................................................  25

Corporate and Investment Bank ..............................................  26

Parent .....................................................................  30

ALL INFORMATION EXCLUDES MERGER-RELATED, RESTRUCTURING AND OTHER CHARGES/GAINS AND IS BEFORE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE EXCEPT WHERE SPECIFICALLY NOTED.

CERTAIN TABLES AND NARRATIVE COMPARISONS IN THIS SUPPLEMENTAL EARNINGS PACKAGE REFER TO "COMBINED" RESULTS FOR THE THIRD QUARTER OF 2001. "COMBINED" RESULTS FOR THE THIRD QUARTER OF 2001 REPRESENT WACHOVIA'S ACTUAL 2001 THIRD QUARTER RESULTS PLUS THE ACTUAL RESULTS OF FORMER WACHOVIA FOR JULY AND AUGUST 2001. THE "COMBINED" RESULTS ARE FOR ILLUSTRATIVE PURPOSES ONLY AND PRESENTATION OF 3Q01 RESULTS ON THIS "COMBINED" BASIS IS NOT A PRESENTATION THAT CONFORMS WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. THE 3Q01 "COMBINED" RESULTS INCLUDE PURCHASE ACCOUNTING AND OTHER CLOSING ADJUSTMENTS AS OF THE ACTUAL CLOSING DATE OF 9/1/01; NO ATTEMPT WAS MADE TO SHOW THE "COMBINED" RESULTS "AS IF" THE MERGER HAD OCCURRED AT 7/1/01. READERS ARE ENCOURAGED TO REFER TO WACHOVIA'S RESULTS PRESENTED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES WHICH
MAY BE FOUND IN EXHIBIT 99(A) TO WACHOVIA'S FORM 8-K, FILED ON JANUARY 23, 2002. TABULAR FINANCIAL INFORMATION PRESENTED HEREIN, UNLESS SPECIFICALLY LABELED "COMBINED", REPRESENTS OPERATING EARNINGS INFORMATION. ALL NARRATIVE COMPARISONS ARE WITH "COMBINED" THIRD QUARTER 2001 UNLESS OTHERWISE NOTED.

Highlights of the Quarter
-------------------------

                                                                                                        [WACHOVIA LOGO]
-----------------------------------------------------------------------------------------------------------------------
Earnings Summary                                                                                         2001    4Q 01
                                                                       --------------------------------------
                                                                        Fourth                Third                vs
(After-tax in millions, except per share data)                          Quarter       EPS    Quarter     EPS     3Q 01
-----------------------------------------------------------------------------------------------------------------------
Cash operating earnings                                                $  980        0.71      395      0.36         -%
Deposit base and other intangible amortization                           (121)      (0.09)     (37)    (0.03)        -
Goodwill amortization (related to former First Union)                     (60)      (0.04)     (60)    (0.06)        -
-----------------------------------------------------------------------------------------------------------------------
    Operating earnings                                                    799        0.58      298      0.27         -
-----------------------------------------------------------------------------------------------------------------------
Merger-related, restructuring and other charges/gains
Merger-related and restructuring charges                                  (63)      (0.04)     (57)    (0.05)       (11)
Credit-related charges                                                      -           -     (572)    (0.53)        -
Other charges, net                                                          -           -       (3)        -         -
-----------------------------------------------------------------------------------------------------------------------
    Total merger-related, restructuring and other charges/gains           (63)      (0.04     (632)    (0.58)       90
-----------------------------------------------------------------------------------------------------------------------
    Net earnings (loss) (GAAP)                                         $  736        0.54     (334)    (0.31)        -%
-----------------------------------------------------------------------------------------------------------------------

Key Points

 . GAAP results include $0.04 per share of goodwill amortization which ceased as of January 1, 2002
 . Estimated quarterly 2002 after-tax deposit base and other intangibles amortization totals $405 million; Q1: $111 million, Q2: $101 million, Q3: $97 million, Q4: $96 million

 .   Cash operating earnings $980 million ($0.71 per share); operating earnings
    $799 million ($0.58 per share); reported earnings $736 million ($0.54 per share). 3Q01 cash operating earnings $395 million ($0.36 per share); operating earnings $298 million ($0.27 per share); reported loss $334 million ($0.31 per share).

Merger-Related Impacts

 .   On an as reported basis, earnings in 4Q01 were affected by a full quarter of deposit base intangible amortization (three months vs. one month), which increased as a result of finalizing the valuation associated with former Wachovia's deposits and the related amortization method, as well as by the inclusion of other intangibles amortization. Deposit base and other intangible amortization was $191 million, or $121 million after-tax ($0.09 per share) in 4Q01, compared to $0.03 per share in 3Q01.

 .   Average diluted shares increased 258 million from reported 3Q01, as 4Q01 includes three months of new shares related to the Wachovia merger compared with one month in 3Q01. Shares issued in the merger amounted to 407 million.

Financial Highlights

 .   Core revenue growth, excluding principal investing, was 8%, with growth in each of the four business units

 .   General Bank revenues grew 6% vs. Combined 3Q01, while expenses were flat.
    General Bank loan growth remained strong and core deposits continued to increase, up 1%. Low-cost core deposits were up 5%. Former First Union customer satisfaction scores were up for 11/th/ consecutive quarter.

 .   Capital Management revenues increased 9% vs. Combined 3Q01. The increase was due to higher brokerage trading volume and higher asset management fees earned in 4Q01, compared to a 3Q01 depressed by lower valuations and market disruption. Assets under management of $226 billion were up slightly compared to 3Q01. Mutual fund assets increased 2% to $104 billion. Annuity sales of $1.5 billion for 4Q01 and $4.7 billion for 2001 were both records.

 .   Wealth Management revenues increased 3% vs. Combined 3Q01. Net interest income increased on 2% growth in both loans and deposits, offset by lower trust fees resulting from lagged effects of pricing on modestly lower equity values. Results continue to reflect strong client and advisor retention.

                                                                        Page - 1

                                                                 [WACHOVIA LOGO]

 .    Corporate and Investment Bank revenues, excluding principal investing, increased 3% vs. Combined 3Q01. The increase was due to strength in equity capital markets, loan syndications, and high yield debt, partially offset by trading losses in fixed income, market valuation adjustments on assets held for sale, and seasonally high affordable housing investment write-offs (tax credits below the line offset these write-offs).

Capital

 .    Tier 1 capital ratio increased 28 bps to 7.03%, due to additional retained earnings. Total capital ratio increased 21 bps to 11.05%. Leverage ratio decreased to 6.19% from 7.22%, reflecting the full impact of the merger. (The numerator is a period-end data point that already reflected the merger; the denominator is based on average assets, which now reflects a full quarter of the combined companies.)

 .    There were no open market share repurchases or equity forward share settlements in the quarter. At quarter-end, shares subject to forward contracts were 36 million with a weighted average price of $34.94.

 .    Dividend equalization preferred stock of $17 million reflects a valuation of $0.24 per share, less the initial dividend payment of $0.06 per share, or $6 million.

Credit

 .    Net charge-offs were 0.93% of average net loans in 4Q01, bringing full year
     2001 net charge-offs to 0.70%. The increase vs. 3Q01 was due to $97 million in charge-offs on exposure to an energy services company which filed for bankruptcy in 4Q01. Provision of $381 million exceeded net charge-offs of $378 million, with $3 million in provision related to write-downs recorded on loans transferred to loans held for sale.

 .    Total nonperforming assets including loans held for sale increased $36 million to $1.9 billion. The increase included NPAs of $200 million associated with a large energy services company and Argentine exposure. Allowance as a percentage of loans improved to 1.83%, primarily due to lower loan balances.

                                                                 [WACHOVIA LOGO]

-------------------------------------------------------------------------------
2002 Outlook

  ------------------------------------------------------------------------------
     Combined ** 2001 Cash Operating Earnings            2002 Outlook
     (In millions)
  -----------------------------------------------------------------------------
     $  9,447   Net interest Income/(1)/
                Net interest margin            Relatively stable vs. 4Q01
        8,078   Fee and other income
     --------
       17,525   Total revenue                  Low to mid single digit growth
        1,333   Provision                      Charge-offs 60-80 bps
       10,686   Cash expenses
          (86)  Expense efficiencies          $490 million
     --------
       10,600   Total cash expenses            Flat; unless markets rebound
                Goodwill amortization          None
          571   Intangibles amortization       Approximately $620 million
     --------
        5,021   Income before taxes
        1,730   Income taxes/(1)/
     --------
     $  3,291   Adjusted operating income
                Average diluted shares         No material change
                Average loans                  Low single digit growth from 4Q01
                Tier 1 capital ratio           7.80%-8.0% by year-end 2002
                Dividend payout ratio target   30%-35% of cash earnings

     $   2.70   Diluted cash operating EPS
  ------------------------------------------------------------------------------

** Illustrative Combined 2001 Operating Earnings results presented in this slide were prepared using Wachovia's reported 4Q01 operating results, plus results presented in pro forma presentation in Exhibit 99 of 3Q01 10-Q (excluding the adjustments column), excluding: (i)items not included in former First Union's nine months operating results, including merger, restructuring and restructuring-related charges, and certain credit actions more fully described in the 3Q01 10-Q; (ii) $585 million 3Q01 principal investing losses in fee and other income; (iii) $104 million reduction in the provision reflecting credit actions taken by former Wachovia prior to the merger; and (iv) $122 million in restructuring and merger-related charges taken by former Wachovia prior to merger. Assumed a 34.5% effective tax rate and 1,387 million shares outstanding. 2001 results presented in this slide are for illustrative purposes and were not prepared using generally accepted accounting principles.
(1) Tax equivalent


--------------------------------------------------------------------------------
                                                                        Page - 3

                                                                 [WACHOVIA LOGO]
--------------------------------------------------------------------------------

Performance Review
------------------

Before Merger-Related, Restructuring and Other Charges/Gains

---------------------------------------------------------------------------------------------------------------------
Operating Basis Performance Highlights                                                      2001      2000
                                                        ----------------------------------------   -------   4 Q 01
                                                         Fourth      Third     Second      First    Fourth       vs
(In millions, except per share data)                    Quarter    Quarter    Quarter    Quarter   Quarter   3 Q 01
---------------------------------------------------------------------------------------------------------------------
Cash operating earnings/(a)/
Net income                                              $    980       395        723        684       753       -  %
Diluted earnings per common share                       $   0.71      0.36       0.73       0.69      0.76      97
Dividend payout ratio on common shares                     33.80 %   66.67      32.88      34.78     63.16       -
Return on average tangible assets                           1.27      0.60       1.19       1.15      1.26       -
Return on average tangible common
  stockholders' equity                                     23.56     11.36      23.35      22.91     21.55       -
Overhead efficiency ratio                                  59.22 %   72.86      62.06      62.80     61.46       -
Operating leverage                                      $  1,036      (462)        59        (67)       31       -  %
---------------------------------------------------------------------------------------------------------------------
Operating earnings/(b)/
Net income                                              $    799       298       649         610       681       -  %
Diluted earnings per common share                       $   0.58      0.27      0.66        0.62      0.69       -
Return on average assets                                    0.99 %    0.44      1.05        1.01      1.12       -
Return on average common stockholders' equity              10.77      5.77     16.19       15.64     15.36       -
Overhead efficiency ratio                                  64.74 %   76.74     64.34       65.18     63.85       -
Operating leverage                                      $    902      (502)       60         (65)       30       -  %
---------------------------------------------------------------------------------------------------------------------
Other financial data
Net interest margin                                         3.81 %    3.58      3.41        3.42      3.46       -
Fee and other income as % of total revenue                 45.33     34.42     48.32       47.13     47.38       -
Effective income tax rate                                  31.65 %   27.67     31.54       31.54     31.21       -
Period-end common stock price                           $  31.36     31.00     34.94       33.00     27.81       1  %
---------------------------------------------------------------------------------------------------------------------
Asset quality
Net charge-offs as % of average loans, net                  0.93 %    0.73      0.52        0.53      0.64       -
Nonperforming assets as % of loans, net,
  foreclosed properties and loans held for sale             1.13 %    1.08      1.23        1.30      1.22       -
---------------------------------------------------------------------------------------------------------------------
Capital adequacy
Tier 1 capital ratio/(c)/                                   7.03 %    6.75      7.37        7.18      7.02       -
Total capital ratio/(c)/                                   11.05     10.84     11.45       11.33     11.19       -
Leverage ratio/(c)/                                         6.19 %    7.22      6.00        5.88      5.92       -
---------------------------------------------------------------------------------------------------------------------
Other
Average diluted common shares                              1,363     1,105       978         976       990      23  %
Actual common shares                                       1,362     1,361       979         981       980       -
Dividends paid per common share                         $   0.24      0.24      0.24        0.24      0.48       -
Book value per common share                             $  20.88     20.94     16.49       16.39     15.66       -
FTE employees                                             84,046    85,534    67,420      69,362    70,639      (2) %
---------------------------------------------------------------------------------------------------------------------
/(a)/ Cash operating earnings are reported net income excluding after-tax net merger-related, restructuring and other charges and gains, and exclude deposit base intangible, goodwill and other amortization.
/(b)/ Operating earnings are reported net income excluding after-tax net merger-related, restructuring and other charges and gains, and include deposit base intangible, goodwill and other amortization.
/(c)/ The fourth quarter of 2001 is based on estimates.
---------------------------------------------------------------------------------------------------------------------

Key Points
 . Cash efficiency ratio best since 1999
 . Net interest margin improved approximately 9 bps to 3.81% (1)
 . Tier 1 capital ratio of 7.03%
 . FTE's declined by 1,488 from September 30, 2001, including 890 reduction relating to former Wachovia credit card divestiture

(1) Versus Combined 3Q01 adjusted for management estimates of the effect of purchase accounting adjustments for the full quarter

--------------------------------------------------------------------------------
                                                                        Page - 4

                                                                 [WACHOVIA LOGO]
--------------------------------------------------------------------------------


EARNINGS SUMMARY
----------------

Before Merger-Related, Restructuring and Other Charges/Gains

------------------------------------------------------------------------------------------------------------  ----------------------
Operating Earnings Summary                                                       2001      2000   4 Q 01             Combined
                                                 -------------------------------------  --------              ----------------------
                                                  Fourth     Third    Second    First    Fourth       vs         Third  4 Q 01 vs
(In millions, except per share data)             Quarter   Quarter   Quarter  Quarter   Quarter   3 Q 01       Quarter     3 Q 01
----------------------------------------------------------------------------------------------------------  ----------------------
Net interest income (Tax-equivalent)              $2,484     1,974     1,742    1,734     1,757       26  %    $ 2,347          6 %
Fee and other income                               2,060     1,036     1,629    1,546     1,582       99         1,294         59
------------------------------------------------------------------------------------------------------------  ----------------------
  Total revenue (Tax-equivalent)                   4,544     3,010     3,371    3,280     3,339       51         3,641         25
Provision for loan losses                            381       244       223      219       192       56
Noninterest expense, excluding goodwill
  and other intangible amortization                2,691     2,193     2,092    2,060     2,052       23       $ 2,657          1 %
Goodwill and other intangible amortization           251       117        77       78        80        -
------------------------------------------------------------------------------------------------------------  ----------------------
Income before income taxes (Tax-equivalent)        1,221       456       979      923     1,015        -
Income taxes (Tax-equivalent)                        422       158       330      313       334        -
------------------------------------------------------------------------------------------------------------  ----------------------
Net income                                        $  799       298       649      610       681        -  %
Net income (Cash basis)                           $  980       395       723      684       753        -  %
------------------------------------------------------------------------------------------------------------  ----------------------
Diluted earnings per common share                 $ 0.58      0.27      0.66     0.62      0.69        -  %
Diluted earnings per common share (Cash basis)    $ 0.71      0.36      0.73     0.69      0.76       97  %
Return on average common stockholders' equity      10.77 %    5.77     16.19    15.64     15.36        -
Return on average tangible common
  stockholders' equity (Cash basis)                23.56 %   11.36     23.35    22.91     21.55        -
------------------------------------------------------------------------------------------------------------  ----------------------

Key Points
----------

o Revenues up 25% over Combined 3Q01 driven by strength in NII and fee income; up 8% excluding principal investing

o Provision expense reflects $97 million charge-off relating to a large energy services credit

o Cash expenses up only 1% over Combined 3Q01 levels reflecting a continued focus on cost control

Net Interest Income
-------------------



---------------------------------------------------------------------------------------------------------    -----------------------
Interest Income Summary                                                       2001      2000   4 Q 01               Combined
                                              -------------------------------------  --------                -----------------------
                                               Fourth     Third   Second     First    Fourth       vs            Third   4 Q 01 vs
(In millions)                                 Quarter   Quarter  Quarter   Quarter   Quarter   3 Q 01          Quarter      3 Q 01
---------------------------------------------------------------------------------------------------------    -----------------------
Average earning assets                      $ 259,884   219,672  204,673   203,720   202,606       18  %     $ 261,372          (1)%
Average interest-bearing liabilities          231,763   198,322  185,224   183,995   181,832       17          232,986          (1)
---------------------------------------------------------------------------------------------------------    -----------------------
Interest income (Tax-equivalent)                4,363     3,988    3,851     4,057     4,289        9            4,689          (7)
Interest expense                                1,879     2,014    2,109     2,323     2,532       (7)           2,342         (20)
---------------------------------------------------------------------------------------------------------    -----------------------
Net interest income (Tax-equivalent)        $   2,484     1,974    1,742     1,734     1,757       26  %       $ 2,347           6 %
---------------------------------------------------------------------------------------------------------    -----------------------

Key Points

o Net interest income increased 6% vs. Combined 3Q01; majority of growth attributable to wider spreads and core deposit growth


Net Interest Income increased 6% vs. Combined 3Q01. The increase is due to wider spreads and solid growth in low-cost core deposits. Additionally, Combined 3Q01 results include the impact of purchase accounting adjustments for only one month. A full three-month impact would have reduced net interest income growth by approximately $50 million. Net interest margin of 3.81% increased approximately 9 bps vs. Combined 3Q01 (1). The increase was due to wider spreads and core deposit growth, as well as a reduction in low-yield assets, primarily from the former Wachovia. Derivatives hedging asset and liability positions contributed 27 bps, up from 18 bps (reported) in 3Q01, due to a higher contribution from interest rate swaps on fixed rate debt, long-term deposits and floating rate loans.


(1) Adjusted for management estimates of the effect of purchase accounting adjustments for the full quarter


--------------------------------------------------------------------------------
                                                                        Page - 5

                                                                 [WACHOVIA LOGO]
--------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------------------
Average Balance Sheet Data                                                                            2001      2000   4Q 01
                                                                  ----------------------------------------   -------
                                                                      Fourth     Third    Second     First    Fourth      vs
(In millions)                                                        Quarter   Quarter   Quarter   Quarter   Quarter   3Q 01
-------------------------------------------------------------------------------------------------------------------------------
Assets
-------------------------------------------------------------------------------------------------------------------------------
Securities and trading assets                                     $   70,260    65,193    63,896    63,732    62,123        8 %
Commercial loans                                                     102,230    83,633    76,378    77,270    76,253       22 %
Consumer loans                                                        60,609    49,393    42,834    42,580    43,840       23
-------------------------------------------------------------------------------------------------------------------------------
  Total loans                                                        162,839   133,026   119,212   119,850   120,093       22
-------------------------------------------------------------------------------------------------------------------------------
Other earning assets (a)                                              26,785    21,453    21,565    20,138    20,390       25
Cash and other assets                                                 58,838    47,694    42,581    41,749    36,769       23
-------------------------------------------------------------------------------------------------------------------------------
  Total assets                                                    $  318,722   267,366   247,254   245,469   239,375       19 %
-------------------------------------------------------------------------------------------------------------------------------

Liabilities and Stockholders' Equity
-------------------------------------------------------------------------------------------------------------------------------
Core interest-bearing deposits                                       124,784   102,285    91,654    91,149    91,069       22
Noninterest-bearing deposits                                          37,042    29,918    27,381    27,043    27,875       24
-------------------------------------------------------------------------------------------------------------------------------
  Total core deposits                                                161,826   132,203   119,035   118,192   118,944       22
Foreign and other time deposits                                       17,646    18,015    17,944    19,090    19,385       (2)
-------------------------------------------------------------------------------------------------------------------------------
  Total deposits                                                     179,472   150,218   136,979   137,282   138,329       19
Short-term borrowings                                                 46,354    39,802    39,372    37,125    35,670       16
Long-term debt                                                        42,979    38,220    36,254    36,631    35,708       12
Other liabilities                                                     21,377    18,796    18,623    18,585    14,915       14
-------------------------------------------------------------------------------------------------------------------------------
  Total liabilities                                                  290,182   247,036   231,228   229,623   224,622       17
Stockholders' equity                                                  28,540    20,330    16,026    15,846    14,753       40
-------------------------------------------------------------------------------------------------------------------------------
  Total liabilities and stockholders' equity                       $ 318,722   267,366   247,254   245,469   239,375       19 %
-------------------------------------------------------------------------------------------------------------------------------
(a) Includes loans held for sale, interest-bearing bank balances, federal funds sold and securities purchased under resale agreements.
-----------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------   -----------------------
Average Balance Sheet Data                                         Combined
                                                           -----------------------
                                                               Third    4Q 01 vs
(In millions)                                                Quarter       3Q 01
--------------------------------------------------------   -----------------------
Assets
--------------------------------------------------------   -----------------------
Securities and trading assets                              $  71,408         (2) %
Commercial loans                                             105,903         (3)
Consumer loans                                                61,617         (2)
--------------------------------------------------------   -----------------------
  Total loans                                                167,520         (3)
--------------------------------------------------------   -----------------------
Other earning assets /(a)/                                 $  22,444         19 %
Cash and other assets
--------------------------------------------------------   -----------------------
  Total assets
--------------------------------------------------------   -----------------------

Liabilities and Stockholders' Equity
--------------------------------------------------------   -----------------------
Core interest-bearing deposits                               123,454          1
Noninterest-bearing deposits                                  35,530          4
--------------------------------------------------------   -----------------------
  Total core deposits                                        158,984          2
Foreign and other time deposits                               20,620        (14)
--------------------------------------------------------   -----------------------
  Total deposits                                             179,604          -
Short-term borrowings                                         44,417          4
Long-term debt                                             $  44,495         (3) %
Other liabilities
--------------------------------------------------------   -----------------------
  Total liabilities
Stockholders' equity
--------------------------------------------------------   -----------------------
  Total liabilities and stockholders' equity
--------------------------------------------------------   -----------------------
(a) Includes loans held for sale, interest-bearing bank balances, federal funds sold and securities purchased under resale agreements.
----------------------------------------------------------------------------------

Average loans were down 3% vs. Combined 3Q01. Average commercial loans were down 3%, largely due to the transfer of $1.5 billion of loans to assets held for sale at the end of 3Q01 and the effect of purchase accounting adjustments on loans at merger close. Lower commercial demand for credit also modestly depressed loan growth. Average consumer loans were down 2%, reflecting solid growth in General Bank consumer loans more than offset by the effects of a December 1 swap of $2.9 billion of mortgages into agency-guaranteed mortgage backed securities, home equity sales and securitizations, and planned runoff in the indirect auto loan and lease portfolio of $380 million. Excluding these effects, consumer loans increased 1%.

Securities and trading assets declined 2% vs. Combined 3Q01, primarily due to a modest reduction in trading account assets. Other earning assets increased 19% with increases in bank balances, fed fund sold/repos, and assets held for sale.

Average core deposits increased 2% vs. Combined 3Q01, due to continued strong low-cost core deposit growth beyond the normal benefits of seasonality. Customer preferences for liquidity in this environment have also contributed to the increase. Low-cost core deposits (which exclude CAP-FDIC and time deposits balances) increased 5% vs. Combined 3Q01. Growth of $5.0 billion in average demand deposits, money market, interest checking and savings was partially offset by a $2.2 billion reduction in time deposits as a result of the declining rate environment.

Foreign and other time deposits declined 14% vs. Combined 3Q01, with significant reductions in both foreign and large time deposits as we continue to shift toward lower cost funding sources.

In relation to Combined 3Q01, liquidity improved as core deposit growth outpaced the growth in earning assets. Growth in cash and cash equivalents of $2.4 billion outpaced growth of $1.9 billion in short-term borrowings, despite a decline of $3.0 billion in purchased deposits. Long-term debt declined 3% in 4Q01.

--------------------------------------------------------------------------------
                                                                        PAGE - 6

                                                                 [WACHOVIA LOGO]
--------------------------------------------------------------------------------

Fee and Other Income
--------------------

--------------------------------------------------------------------------------------------------------- --------------------
Fee and Other Income
                                                                                  2001      2000   4Q 01        Combined
                                                --------------------------------------   -------          --------------------
                                                 Fourth      Third    Second     First    Fourth      vs     Third   4Q 01 vs
(In millions)                                   Quarter    Quarter   Quarter   Quarter   Quarter   3Q 01   Quarter      3Q 01
--------------------------------------------------------------------------------------------------------- --------------------
Service charges and fees                        $   672        541       486       468       481     24 %  $   658         2 %
Commissions                                         448        356       389       375       383     26        396        13
Fiduciary and asset management fees                 478        400       384       381       387     20        460         4
Advisory, underwriting and other
  investment banking fees                           223        177       238       198       187     26        192        16
Principal investing                                 (21)      (585)      (58)      (43)      (43)    96       (587)       96
Other income                                        260        147       190       167       187     77        175        49
--------------------------------------------------------------------------------------------------------- --------------------
     Total fee and other income                 $ 2,060      1,036     1,629     1,546     1,582     99 %  $ 1,294        59 %
--------------------------------------------------------------------------------------------------------- --------------------

   Key Points

 . Revenue up in every category, particularly in market-related revenue when compared to a weak 3Q01
 . Fee and other income increased 11% vs. Combined 3Q01, excluding principal investing
 . Other income increase driven by strong mortgage income ($28 million increase), home equity-related income ($37 million increase) and lower securities losses ($19 million improvement)

Fee and other income increased 59% vs. Combined 3Q01, largely the result of prior quarter principal investing losses. Excluding principal investing, fee and other income increased 11%. Fees increased in all reported categories, with particular strength in commission, investment banking-related, and mortgage-related income. Fees increased to 45% of total revenue in 4Q01 versus 36% for Combined 3Q01, the increase due to 3Q01 principal investing losses.

Service charges and fees grew 2% from Combined 3Q01 on strength in cash management fees, debit card fees and demand deposit account-related fees.

Commissions grew 13% from Combined 3Q01 levels. Market activity rebounded from the prior quarter's suppressed trading environment, with increased trading volume across all channels particularly in full-service brokerage. Annuity sales results also continued to be strong with total annuity sales of almost $1.5 billion in 4Q01. Results in 3Q01 were affected by about $25 million in lost commissions due to the market interruption.

Fiduciary and asset management fees rose 4% vs. Combined 3Q01. Solid fund flows in asset management and the effects of the market recovery were responsible for the increase, partially offset by lower Wealth Management fees due to lagged pricing effects on trust assets. Average daily market values for equities were down slightly in 4Q01 vs. 3Q01. Mutual fund assets reached a record $104 billion.

Advisory, underwriting and other investment banking fees increased 16% from Combined 3Q01 levels. Growth in fixed income derivatives and agency businesses, primarily syndicated lending, equity capital markets and high yield debt, was partially offset by a decline in fixed income sales and trading, primarily due to market volatility across certain trading desks. 4Q01 results include $27 million in trading income related to corporate investments. 3Q01 results were dampened by the effective closure of key segments of the capital markets for four days following September 11th.

Principal investing recorded losses of $21 million, compared to losses of $587 million in Combined 3Q01 (4Q01 losses related to public investments; 3Q01 losses primarily private equity impairments).

Other income increased $85 million vs. Combined 3Q01. 4Q01 mortgage income was $80 million vs. $52 million in 3Q01, as volumes continue to drive deliveries and servicing sales. Home equity sale and securitization income was $57 million vs. $20 million in 3Q01. A gain on insurance company demutualization contributed $11 million in 4Q01, while an SBA securitization contributed $12 million in 3Q01. Net security losses were $16 million in 4Q01 vs. $35 million in 3Q01. Net losses from market valuation adjustments on loans held for sale were $37 million in 4Q01 vs. $6 million in 3Q01. Affordable housing write-offs were $45 million vs. $20 million in 3Q01 due to seasonality (entirely offset in taxes as tax credits). Commercial leasing income in 4Q01 increased to $42 million from $39 million.

--------------------------------------------------------------------------------
                                                                        PAGE - 7

                                                                 [WACHOVIA LOGO]
--------------------------------------------------------------------------------

Noninterest Expense
-------------------

--------------------------------------------------------------------------------------------------------- -------------------
Noninterest Expense

                                                                                  2001      2000                 Combined
                                                --------------------------------------   -------   4Q 01  -------------------
                                                 Fourth      Third    Second     First    Fourth      vs     Third   4Q 01 vs
(In millions)                                   Quarter    Quarter   Quarter   Quarter   Quarter   3Q 01   Quarter      3Q 01
--------------------------------------------------------------------------------------------------------- -------------------
Salaries and employee benefits                  $ 1,663     1,374     1,363     1,329     1,243     21 %   $ 1,661        - %
Occupancy                                           210       176       155       163       150     19         211        -
Equipment                                           247       214       198       205       221     15         258       (4)
Advertising                                          21        15        11         9        16     40          23       (9)
Communications and supplies                         142       117       111       110       123     21         144       (1)
Professional and consulting fees                    113        79        69        73        97     43         115       (2)
Sundry expense                                      295       218       185       171       202     35         245       20
--------------------------------------------------------------------------------------------------------- -------------------
Noninterest expense, excluding goodwill
  and other intangible amortization               2,691     2,193     2,092     2,060     2,052     23     $ 2,657        1 %
Goodwill and other intangible amortization          251       117        77        78        80      -
--------------------------------------------------------------------------------------------------------- -------------------
     Total noninterest expense                  $ 2,942     2,310     2,169     2,138     2,132     27 %
--------------------------------------------------------------------------------------------------------- -------------------

   Key Points

 . Expenses flat to down in every category except sundry expense
 . Salaries and benefits were flat despite higher incentive payments on increased revenue
 . Sundry expense increased due to higher legal expenses as well as costs associated with increased loan and brokerage volumes

Excluding intangibles amortization, expenses increased 1% vs. Combined 3Q01. The increase would have been 3% excluding $50 million in incremental savings related to the merger (see Merger Integration discussion).

Salaries and employee benefits expenses were flat vs. Combined 3Q01. Higher incentive costs related to higher revenue were offset by a lower personnel count. Expenses in other reported categories decreased 2%, with expenses down in most categories. Sundry expense increased $50 million, reflecting in part higher loan costs associated with loan volumes and higher legal expenses. 3Q01 included $13 million in losses at the World Trade Center.

Goodwill and other intangibles amortization was $251 million in 4Q01 and includes a full quarter of new deposit base intangibles amortization and of other intangibles amortization. Of the total, $176 million represents deposit base intangibles, $60 million represents goodwill, and $15 million represents other intangibles.


--------------------------------------------------------------------------------
                                                                        PAGE - 8

                                                                 [WACHOVIA LOGO]
--------------------------------------------------------------------------------
ASSET QUALITY
-------------

----------------------------------------------------------------------------------------------------------------------------------
Asset Quality
                                                                                                    2001        2000      4Q 01
                                                            --------------------------------------------     -------
                                                             Fourth        Third      Second       First      Fourth         vs
(In millions)                                               Quarter      Quarter     Quarter     Quarter     Quarter      3Q 01
----------------------------------------------------------------------------------------------------------------------------------
Nonperforming assets
Nonaccrual loans                                            $ 1,534        1,506       1,223       1,231       1,176          2 %
Foreclosed properties                                           179          126         104         106         103         42
----------------------------------------------------------------------------------------------------------------------------------
  Total nonperforming assets                                $ 1,713        1,632       1,327       1,337       1,279          5 %
----------------------------------------------------------------------------------------------------------------------------------
as % of loans, net and foreclosed properties                   1.04 %       0.96        1.08        1.09        1.03          -
----------------------------------------------------------------------------------------------------------------------------------
Nonperforming loans in loans held for sale                  $   228          273         250         344         334        (16) %
----------------------------------------------------------------------------------------------------------------------------------
  Total nonperforming assets in loans
    and in loans held for sale                              $ 1,941        1,905       1,577       1,681       1,613          2 %
----------------------------------------------------------------------------------------------------------------------------------
as % of loans, net, foreclosed properties and
  loans in other assets as held for sale                       1.13 %       1.08        1.23        1.30        1.22          -
----------------------------------------------------------------------------------------------------------------------------------
Allowance for loan losses
Balance, beginning of period                                $ 3,039        1,760       1,759       1,722       1,720         73 %
Former Wachovia balance, September 1, 2001                        -          766           -           -           -          -
Loan losses, net                                               (378)        (243)       (157)       (159)       (192)        56
Allowance relating to loans transferred or sold                 (47)        (368)        (65)        (23)          2        (87)
Provision for loan losses related to loans transferred            3          230          36          15           -        (99)
Provision for loan losses                                       378          894         187         204         192        (58)
----------------------------------------------------------------------------------------------------------------------------------
Balance, end of period                                      $ 2,995        3,039       1,760       1,759       1,722         (1) %
----------------------------------------------------------------------------------------------------------------------------------
as % of loans, net                                             1.83 %       1.79        1.44        1.43        1.39          -
as % of nonaccrual and restructured loans/(a)/                  195          202         144         143         146          -
as % of nonperforming assets/(a)/                               175 %        186         133         132         135          -
----------------------------------------------------------------------------------------------------------------------------------
Loan losses, net                                            $   378          243         157         159         192         56 %
Commercial, as % of average commercial loans                   1.19 %       0.85        0.55        0.56        0.80          -
Consumer, as % of average consumer loans                       0.48         0.53        0.48        0.48        0.36          -
Total, as % of average loans, net                              0.93 %       0.73        0.52        0.53        0.64          -
----------------------------------------------------------------------------------------------------------------------------------
Past due loans, 90 days and over
Commercial, as a % of loans, net                               1.38 %       1.30        1.41        1.31        1.17          -
Consumer, as a % of loans, net                                 0.62 %       0.68        0.73        0.93        0.95          -
----------------------------------------------------------------------------------------------------------------------------------
/(a)/ These ratios do not include nonperforming loans included in other assets as held for sale.
----------------------------------------------------------------------------------------------------------------------------------

Key Points
 . Total NPAs up only $36 million; excluding a large credit in the energy services industry and Argentine exposure, NPAs down $164 million
 . Total NPAs, including loans held for sale, were down to $1.94 billion from year-end 2000 levels of $2.13 billion (adjusted for former Wachovia)
 . Net loan losses totaled $281 million or 0.69% of average net loans excluding
  $97 million of losses associated with a large company in the energy services industry
 . Allowance totals $3.0 billion, or 1.83% of loans and 195% of nonperforming loans
 . Provision exceeded charge-offs by $3 million due to transfer of $72 million of loans to loans held for sale
 . Foreclosed property increase includes $35 million foreclosure on properties related to a large retailer

Net loan losses rose $135 million to $378 million increasing the net charge-off ratio to 0.93% of average net loans from 0.73% in 3Q01. Gross charge-offs were $425 million offset by $47 million in recoveries. These results included $97 million relating to a large credit in the energy services sector. Excluding this item, net loan losses would have totaled $281 million and the net charge-off ratio would have been 0.69%.

Provision for loan losses exceeded net charge-offs by $3 million for the quarter which represents the incremental provision related to the transfer of $72 million of consumer loans to held for sale.

--------------------------------------------------------------------------------
                                                                        PAGE - 9

                                                                 [WACHOVIA LOGO]
--------------------------------------------------------------------------------
Allowance for loan losses decreased by $44 million from 3Q01 to $3.0 billion, or 1.83% of net loans versus 3Q01 level of 1.79%. $47 million of the allowance was related to loans that were sold, securitized or transferred to held for sale.

The allowance to nonperforming loans ratio declined slightly to 195% from 202%, while the allowance to nonperforming assets ratio (excluding NPAs in loans held for sale) decreased to 175% from the prior quarter's 186%.

Nonperforming Loans
-------------------

------------------------------------------------------------------------------------------------------------------------------------
Nonperforming Loans/(a)/
                                                                                                            2001      2000   4 Q 01
                                                                    --------------------------------------------   -------
                                                                     Fourth         Third     Second       First    Fourth       vs
(In millions)                                                       Quarter       Quarter    Quarter     Quarter   Quarter   3 Q 01
------------------------------------------------------------------------------------------------------------------------------------
Balance, beginning of period                                        $ 1,506       1,223      1,231         1,176       854      23%
------------------------------------------------------------------------------------------------------------------------------------
Commercial nonaccrual loan activity
Commercial nonaccrual loans, beginning of period                      1,316       1,088      1,026           939       654      21
Former Wachovia balance, September 1, 2001                                -         209          -             -         -       -
------------------------------------------------------------------------------------------------------------------------------------
  New nonaccrual loans and advances                                     668         376        361           314       532      78
  Charge-offs                                                          (335)       (193)      (125)         (125)     (166)     74
  Transfers (to) from loans held for sale                                 -         (20)         -             -        11       -
  Transfers (to) from other real estate owned                           (40)         (5)         -             -         -       -
  Sales                                                                 (64)        (36)       (50)            -       (15)     78
  Other, principally payments                                          (164)       (103)      (124)         (102)      (77)     59
------------------------------------------------------------------------------------------------------------------------------------
Net commercial nonaccrual loan activity                                  65          19         62            87       285       -
------------------------------------------------------------------------------------------------------------------------------------
Commercial nonaccrual loans, end of period                            1,381       1,316      1,088         1,026       939       5
------------------------------------------------------------------------------------------------------------------------------------
Consumer nonaccrual loan activity
Consumer nonaccrual loans, beginning of period                          190         135        205           237       200      41
Former Wachovia balance, September 1, 2001                                -          33          -             -         -       -
------------------------------------------------------------------------------------------------------------------------------------
  Transfers (to) from loans held for sale                               (22)        (53)      (123)          (90)        -     (58)
  Sales and securitizations                                             (91)          -          -             -         -       -
  Other, net                                                             76          75         53            58        37       1
------------------------------------------------------------------------------------------------------------------------------------
Net consumer nonaccrual loan activity                                   (37)         22        (70)          (32)       37       -
------------------------------------------------------------------------------------------------------------------------------------
Consumer nonaccrual loans, end of period                                153         190        135           205       237     (19)
------------------------------------------------------------------------------------------------------------------------------------
Balance, end of period                                              $ 1,534       1,506      1,223         1,231     1,176       2%
------------------------------------------------------------------------------------------------------------------------------------
/(a)/ Excludes nonperforming loans included in loans held for sale, which in the fourth, third, second and first quarters of 2001 and in the fourth quarter of 2000 were $228 million, $273 million, $250 million, $344 million and
      $334 million, respectively.
------------------------------------------------------------------------------------------------------------------------------------

Key Points

 . New commercial nonaccruals increase largely due to exposure to an energy services company and Argentine exposure

 . Sold or securitized $155 million of nonperforming loans out of the loan portfolio; $64 million of commercial and $91 million of consumer

Nonperforming loans in the loan portfolio at quarter-end were up only $28 million on a linked quarter basis at $1.5 billion. Period-end nonperforming loans include $200 million of outstandings associated with a large energy company and Argentine-related loans. Excluding these credits, NPLs and total NPLs including those in loans held for sale, would have declined by $172 million and $217 million, respectively.

New inflows to the commercial nonaccrual portfolio rose to $668 million compared to the prior quarter's $376 million. Payments reduced nonperforming commercial loan balances by $164 million. In the quarter, $113 million in nonperforming consumer loans and $64 million of commercial loans were sold or transferred to loans held for sale.

--------------------------------------------------------------------------------
                                                                       Page - 10

                                                                 [WACHOVIA LOGO]
--------------------------------------------------------------------------------

Loans Held For Sale

Loans Held for Sale /(a)/                                                                                      2001       2000
                                                                        --------------------------------------------   -------
                                                                        Fourth       Third       Second       First     Fourth
(In millions)                                                           Quarter     Quarter      Quarter     Quarter   Quarter
------------------------------------------------------------------------------------------------------------------------------

Balance, beginning of period                                            $ 6,837      5,963        6,790        8,146     9,091
Former Wachovia balance as of September 1, 2001/(b)/                          -        297            -            -         -
Originations                                                              7,471      4,955        5,279        4,773     2,701
Performing loans transferred to (from) loans held for sale, net             (43)     1,351         (189)         192      (556)
Nonperforming loans transferred to (from) loans held for sale, net           35         79          128           90         -
Allowance for loan losses related to
  loans transferred to loans held for sale/(c)/                             (10)      (262)         (40)         (23)        2
Lower of cost or market valuation adjustments                               (58)       (15)         (35)         (80)     (144)
Performing loans sold                                                    (5,845)    (5,177)      (5,535)      (5,910)   (2,402)
Nonperforming loans sold                                                   (106)       (88)        (130)         (45)      (91)
Other, net/(d)/                                                            (518)      (266)        (305)        (353)     (455)
------------------------------------------------------------------------------------------------------------------------------
Balance, end of period/(e)/                                             $ 7,763      6,837        5,963        6,790     8,146
------------------------------------------------------------------------------------------------------------------------------

/(a)/ All activity excludes other real estate owned.
/(b)/ Beginning balance and transfers of former Wachovia loans to loans held for sale are shown net of $82 million in allowance for loan losses on these loans and $102 million in purchase accounting adjustments in the third quarter of 2001.
/(c)/ Excludes $82 million of allowance associated with former Wachovia loans and $24 million of allowance and provision associated with loans sold directly out of the loan portfolio in the third quarter of 2001.
/(d)/ Other, net represents primarily loan payments.
/(e)/ Nonperforming loans included in loans held for sale in the fourth quarter of 2001 were $228 million. Former First Union nonperforming loans included in loans held for sale in the third, second and first quarters of 2001 and in the fourth quarter of 2000 were $195 million, $250 million, $344 million and $334 million, respectively. The former Wachovia balance as of September 30, 2001, included nonperforming loans of $78 million.
--------------------------------------------------------------------------------

Key Points

 . Of the $1.5 billion of higher risk and overlapping loans moved to loans held for sale in 3Q01, sales to date total $217 million
 . Sold $106 million of nonperforming loans out of loans held for sale

In 4Q01, $35 million of nonperforming loans were transferred to loans held for sale (prior to the effect of market valuation adjustments) and $43 million of performing loans were transferred back to the portfolio.

Of the total $10 million allowance that was associated with the loans transferred to held for sale, $7 million represented existing reserves and $3 million represented 4Q01 additional provision to adjust the loans to market value.

We sold a total of $6.0 billion in loans out of the loans held for sale portfolio, $760 million of commercial loans and $5.2 billion of consumer loans, primarily mortgages delivered to agencies. Substantially all of the consumer loan sales represented flow business.

--------------------------------------------------------------------------------
                                                                         Page-11

                                                                 [WACHOVIA LOGO]
--------------------------------------------------------------------------------
The following table provides additional information related to direct loan sale activity and the types of loans transferred to loans held for sale. In addition to the following information, in 4Q01 we swapped $2.9 billion of portfolio mortgages into agency-guaranteed mortgage-backed securities.

We also sold or securitized an additional $2.2 billion of loans directly out of the loan portfolio. These loans included $2.1 billion of home-equity loans, of which $1.5 billion was in securities as of year end. $2.0 billion of these non-flow loans were performing and $155 million were nonperforming.

Fourth Quarter 2001 Loans Securitized/Sold
Out of Loan Portfolio or Transferred
To Held For Sale

                                                                   Balance                             Inflow as Loans Held for Sale
                                          --------------------------------      Direct                ------------------------------
                                                Non-                         Allowance  Provision to        Non-
(In millions)                             performing  Performing     Total   Reduction  Adjust Value  performing  Performing   Total
------------------------------------------------------------------------------------------------------------------------------------
Commercial loans                                  64          56       120           -             -
Consumer loans                                    91       1,976     2,067          37             -
------------------------------------------------------------------------------------------------------------------------------------
    Loans securitized/sold out of
     loan portfolio                              155       2,032     2,187          37             -
------------------------------------------------------------------------------------------------------------------------------------
Commercial loans                                   -           -         -           -             -           -           -       -
Consumer loans                                    22          50        72           7             3          17          45      62
------------------------------------------------------------------------------------------------------------------------------------
    Loans transferred to hold for sale            22          50        72           7             3          17          45      62
------------------------------------------------------------------------------------------------------------------------------------
Total                                            177       2,082     2,259          44             3
------------------------------------------------------------------------------------------------------------------------------------






--------------------------------------------------------------------------------
                                                                       Page - 12

                                                                   WACHOVIA LOGO
--------------------------------------------------------------------------------

First Union/Wachovia Merger Integration Update
----------------------------------------------

Merger Integration Metrics
                                                    4Q    3Q         Total as a                                 Run rate as
                                                  2001  2001  Total   % of goal      Goal       Run rate/(b)/   a % of goal
---------------------------------------------------------------------------------------------------------------------------
Annual expense efficiencies /(a)/ (In millions) $   62    12     86         10%  $    890            248                 28%
One-time charges (In millions)                  $  172   147    319         21   $  1,525/(c)/
Position reductions/(d)/                           590   863  1,905         27      7,000
Branch consolidations                                -     -      -          -%   250-300
---------------------------------------------------------------------------------------------------------------------------

                                                       Target Goal
                                                ------------------
                                                  2002  2003  2004
Customer satisfaction scores (TBD 2 Q 02)
New/Lost ratio/(e)/          (TBD 2 Q 02)
---------------------------------------------------------------------------------------------------------------------------

/(a)/Expense efficiencies calculated from annualized combined 4Q00 base (excluding commissions, incentives, amortization and restructuring or merger costs). Year-to-date total includes $12 million of pre-close expense efficiencies.

/(b)/Most recent quarter annualized. Durning 2002 additional merger efficiencies will be realized and additional merger costs incurred. Expected cumulative net merger expense efficiencies of $490 millon in 2002.

/(c)/Includes $75 million of unanticipated costs associated with hostile takeover attempt.

/(d)/Represents change in FTE position from pro forma combined December 31, 2000, base of 85,885 and excludes divested businesses and the impact of strategic repositioning. Year-to date total includes 452 of pre-close position reductions.

/(e)/New core customers gained divided by core customers lost. Core customers exclude single-service credit card, mortgage and trust customers and out of footprint customers.
--------------------------------------------------------------------------------

Key Points
4Q01 Achievements
-----------------
 . Annualized run rate of $248 million in expense efficiencies
 . 41 of 176 major system-related activities have been completed including:
     -Payroll system converted
     -Benefits system converted with 65% of employees enrolling online -Fixed income and derivatives system converted
     -SOLD/Sales tracking system converted
     -Accounts payable system converted

1Q02 Activities
---------------
 . 37 branches scheduled for divestiture
 . Began single customer satisfaction survey on January 1; will begin reporting
  2Q02
 . Readiness assessment testing to ensure seamless conversion
 . Purchasing system conversion
 . Mortgage company system conversion

Estimated Merger Charges

In connection with the merger, we will record certain merger-related and restructuring charges. These charges will be reflected in our income statement. In addition, we recorded purchase accounting adjustments as of September 1, 2001, to reflect former Wachovia's assets and liabilities at their respective fair values and to reflect certain exit costs related to the former Wachovia. The purchase accounting adjustments are preliminary and subject to refinement.

At the time of the merger announcement, management indicated that the company would incur an estimated $1.45 billion of merger costs. This amount included the merger-related and restructuring charges reflected in the income statement as well as the purchase accounting adjustment for certain exit costs.


--------------------------------------------------------------------------------
                                                                         PAGE-13

                                                                 [WACHOVIA LOGO]
--------------------------------------------------------------------------------
The following chart indicates the company's progress compared with the estimated merger charges after adjusting for $75 million in additional charges incurred by both former Wachovia and First Union in conjunction with a hostile takeover bid.

-----------------------------------------------------------------------------------------------
Estimated Merger Charges                                  Merger-           Exit Cost
                                                         Related/            Purchase
                                                    Restructuring          Accounting
(In millions)                                             Charges    Adjustments/(a)/     Total
-----------------------------------------------------------------------------------------------
April 16, 2001 estimated charges                    $         750                 700     1,450
Additional charges relating to hostile bid                                                   75
-----------------------------------------------------------------------------------------------
Adjusted total estimate                             $         750                 700     1,525
-----------------------------------------------------------------------------------------------
Total actual charges
    Third quarter 2001                              $          82                  65       147
    Fourth quarter 2001                             $          96                  76       172
-----------------------------------------------------------------------------------------------
    Total cumulative charges                        $         178                 141       319
-----------------------------------------------------------------------------------------------
/(a)/ These adjustments represent incremental costs related to combining the two companies and are specifically attributable to the former Wachovia. Examples include employee termination costs, employee relocation costs, contract cancellations including leases and closing redundant former Wachovia facilities.
These adjustments are reflected in goodwill.
-----------------------------------------------------------------------------------------------

Total actual charges are the sum of Total First Union/Wachovia merger-related and restructuring charges as reported in the following Merger-Related, Restructuring and Other Charges/Gains table and Total exit cost purchase accounting adjustments (One-time costs) as detailed in the Goodwill and Other Intangibles Created by the First Union/Wachovia Merger table located on the following page.

Merger-Related, Restructuring and Other Charges/Gains

-----------------------------------------------------------------------------------------------
Merger-Related, Restructuring and Other Charges/Gains                                     2001
(Income Statement Impact)                                                    -----------------
                                                                             Fourth      Third
(In millions)                                                               Quarter    Quarter
-----------------------------------------------------------------------------------------------
Merger-related and restructuring charges
Personnel and employee termination benefits                                  $   47         43
Occupancy and equipment                                                           -          -
Contract cancellations and system conversions                                     -          -
Other                                                                            49         39
-----------------------------------------------------------------------------------------------
   Total First Union/Wachovia merger-related and restructuring charges           96         82
-----------------------------------------------------------------------------------------------
Reversal of previous restructuring charges                                      (10)         -
-----------------------------------------------------------------------------------------------
Merger-related charges from other mergers                                         2          3
-----------------------------------------------------------------------------------------------
   Total merger-related and restructuring charges                                88         85
-----------------------------------------------------------------------------------------------
Other charges/gains
Provision for loan losses/(a)/                                                    -        880
Other charges, net                                                                -          4
-----------------------------------------------------------------------------------------------
   Total other charges/gains                                                      -        884
-----------------------------------------------------------------------------------------------
   Total merger-related, restructuring and other charges/gains                   88        969
Income tax benefits                                                             (25)      (337)
-----------------------------------------------------------------------------------------------
   After-tax merger-related, restructuring and other charges/gains           $   63        632
-----------------------------------------------------------------------------------------------
/(a)/ The incremental provision includes $330 million related to credit actions of combining the two loan portfolios, which was not included in the original estimate of one-time charges amounting to $1.45 billion and will be excluded from the cumulative amount of reported First Union/Wachovia one-time charges.
-----------------------------------------------------------------------------------------------

In the quarter, the company recorded $98 million in merger-related, restructuring and other charges/gains offset by a $10 million reversal of the June 2000 Strategic Repositioning restructuring charge. Of this amount, $96 million related to the First Union/Wachovia merger, comprising principally employee termination benefits and relocation costs for employees of the former First Union as well as professional fees.

--------------------------------------------------------------------------------
                                                                       PAGE - 14

                                                                [WACHOVIA LOGO]
-------------------------------------------------------------------------------
Goodwill and Other Intangibles
-------------------------------------------------------------------------------
Goodwill and Other Intangibles Created                                     2001
by the First Union/Wachovia Merger                             ----------------
(In millions)                                                    Fourth   Third
                                                                Quarter Quarter

Purchase price less former Wachovia ending tangible
   stockholders' equity as of September 1, 2001                $  7,466   7,466
-------------------------------------------------------------------------------
Preliminary fair value purchase accounting adjustments /a/
   Financial assets                                                 829     747
   Premises and equipment                                           132     146
   Employee benefit plans                                           276     276
   Financial liabilities                                            (13)    (13)
   Other, including income taxes                                   (169)   (144)
-------------------------------------------------------------------------------
      Total fair value purchase accounting adjustments            1,055   1,012
-------------------------------------------------------------------------------
Preliminary exit cost purchase accounting adjustments /b/
   Personnel and employee termination benefits                       94      43
   Occupancy and equipment                                            -       -
   Contract cancellations                                             2       -
   Other                                                             45      22
-------------------------------------------------------------------------------
      Total pre-tax exit costs                                      141      65
   Income taxes                                                     (37)     (9)
-------------------------------------------------------------------------------
      Total after-tax exit cost purchase accounting adjustments
      (One-time costs)                                              104      56
-------------------------------------------------------------------------------
      Total purchase intangibles                                  8,625   8,534
Preliminary deposit base intangible (Net of income taxes)         1,194   1,465
Other identifiable intangibles (Net of income taxes)                209       -
-------------------------------------------------------------------------------
Preliminary goodwill                                           $  7,222   7,069
-------------------------------------------------------------------------------
/a/These adjustments represent preliminary fair value adjustments in compliance with business combination accounting standards and adjust assets and liabilities of the former Wachovia to their fair value as of September 1, 2001.
/b/These adjustments represent incremental costs relating to combining the two organizations which are specifically related to the former Wachovia.
-------------------------------------------------------------------------------

In 4Q01, the company recorded certain refinements to its initial estimates of the fair value of financial assets and premises and equipment acquired. These adjustments resulted in a net increase to goodwill and other intangibles of $43 million. These adjustments were made based on additional data surrounding the fair values of the assets and liabilities of former Wachovia.

Additionally in 4Q01, the company recorded an additional $76 million in pre-tax exit costs comprising principally employee termination benefits and relocation costs for employees of the former Wachovia.

The company has identified and recorded an additional $209 million (net of income taxes) in certain identifiable intangible assets resulting from the merger. These assets consist primarily of the customer relationships and tradename of the former Wachovia. Also, based upon further analysis of the deposit base intangible, the company revised the estimate of the value of this asset downward and finalized an accelerated amortization method.

--------------------------------------------------------------------------------
                                                                       Page - 15

                                                                [WACHOVIA LOGO]
-------------------------------------------------------------------------------
Business Segment Results
------------------------


--------------------------------------------------------------------------------------------------------------------------------
Wachovia Corporation                                               Three Months Ended December 31, 2001
                                                 -------------------------------------------------------------------------------
Performance Summary                              General        Capital       Wealth   Corporate and
(In millions)                                       Bank     Management   Management  Investment Bank     Parent   Consolidated
--------------------------------------------------------------------------------------------------------------------------------
Income statement data

Net interest income (Tax-equivalent)            $  1,642             37           91            656           58          2,484
Fee and other income                                 595            786          136            332          211          2,060
Intersegment revenue                                  32            (13)           1            (13)          (7)             -
--------------------------------------------------------------------------------------------------------------------------------
  Total revenue (Tax-equivalent)                   2,269            810          228            975          262          4,544
Provision for loan losses                            129              -            4            254           (6)           381
Noninterest expense                                1,243            669          161            552          317          2,942
Income taxes (Tax-equivalent)                        327             54           21             13            7            422
--------------------------------------------------------------------------------------------------------------------------------
  Operating earnings                            $    570             87           42            156          (56)           799
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Performance and other data

Economic profit                                 $    404             59           30             36           66            595
Risk adjusted return on capital (RAROC) (a)        39.14  %       36.71        45.71          13.89        29.48          26.56
Economic capital, average (a)                   $  5,913            947          358          7,512        1,463         16,193
Cash overhead efficiency ratio                     54.74  %       82.71        70.10          52.52     n/m               59.22
Average loans, net                              $ 97,212            337        8,148         46,265       10,877        162,839
Average core deposits                           $135,426          1,505        9,431         12,710        2,754        161,826
--------------------------------------------------------------------------------------------------------------------------------

   (a) Internal cost of capital will be 11% beginning January 1, 2002, versus 12 % used in 2001.

   Key Points

   o General Bank earned over 70% of consolidated operating earnings and 68% of economic profit

   o All key businesses exceeded their cost of capital

   o Cash basis overhead efficiency ratio improved in all key businesses

   o Internal cost of capital will be 11% in 2002 vs. 12% in 2001

Business segment results are presented on an operating basis, and accordingly, they exclude merger-related, restructuring, and other charges and gains. Third quarter actual results at the segment and sub-segment level include three months of former First Union and one month of former Wachovia.

In conjunction with the merger, we realigned our segment reporting to reflect the business mix and management reporting structure of the new company. We now report the results of four business segments, compared with three previously, plus the Parent. The most significant change is the separation of Wealth Management from Capital Management. The five trailing quarters at the segment level and the four trailing quarters at the sub-segment level have been restated to reflect these changes.

Management reporting methodologies have also been revised to reflect the new company. This includes refinements in funds transfer pricing, economic capital, expected losses, costs, and other balance sheet and income statement allocations. Prior periods have not been restated to reflect these changes, as segment level results of the former First Union would not differ materially as a result of these changes.

--------------------------------------------------------------------------------
                                                                       Page - 16

                                                                 [WACHOVIA LOGO]
--------------------------------------------------------------------------------

Key Definitions
----------------

Activity-Based Costing - A method of determining product costs based upon
----------------------
detailed studies that align the cost of activities with the products those activities support.

Cost of Capital - The cost of capital rate is the minimum rate of return that
---------------
must be earned so as not to dilute shareholder value. Wachovia's cost of capital rate has been established using the capital asset pricing model (CAPM) and is set at 12 percent for 2001. Beginning January 1, 2002, the cost of capital rate is set at 11 percent. The cost of capital charge is determined by multiplying the cost of capital rate times the amount of economic capital.

Economic Capital - Capital assigned based on a statistical assessment of the
----------------
credit, market and operating risks taken to generate profits in a particular business unit and/or product.

Economic Net Income - GAAP net income adjusted for intangibles amortization and
-------------------
the after-tax impact of expected losses vs. GAAP loan loss provision.

Economic Profit - Economic net income less the cost of capital charge.
---------------

Expected Losses - A long-term measure of credit losses expected on a specific
---------------
loan or loan portfolio. The loss assigned is based upon studies that analyze the average annual loss rate on groups of loans across multiple business cycles.

Intersegment revenues - Intersegment revenues (referral fees) are paid from the
---------------------
segment that "owns" a product to the segment that "sells" the product, and they are based upon comparable fees paid in the market and/or upon negotiated amounts which estimate the relative profitability value provided by the selling party. Cost allocation transfers are made for servicing provided from one business segment to another.

RAROC - Risk Adjusted Return On Capital.  RAROC is calculated by dividing
-----
economic net income by economic capital.



--------------------------------------------------------------------------------
                                                                       Page - 17

                                                                 [WACHOVIA LOGO]
--------------------------------------------------------------------------------

General Bank

This segment consists of the Retail & Small Business and Commercial operations.

-------------------------------------------------------------------------------------------------------------  ---------------------
General Bank                                                                    2001        2000    4 Q 01           Combined
                                                -------------------------------------    --------              ---------------------
Performance Summary                              Fourth     Third    Second    First      Fourth        vs        Third  4 Q 01 vs
(In millions)                                   Quarter   Quarter   Quarter  Quarter     Quarter    3 Q 01      Quarter     3 Q 01
-------------------------------------------------------------------------------------------------------------  ---------------------
Income statement data

Net interest income (Tax-equivalent)           $  1,642     1,282     1,140    1,087       1,104        28  %   $ 1,556          6 %
Fee and other income                                595       445       388      341         355        34          544          9
Intersegment revenue                                 32        30        27       25          25         7           32          -
-------------------------------------------------------------------------------------------------------------  ---------------------
  Total revenue (Tax-equivalent)                  2,269     1,757     1,555    1,453       1,484        29        2,132          6
Provision for loan losses                           129        98        98      101          74        32
Noninterest expense                               1,243     1,025       937      907         977        21      $ 1,247          - %
Income taxes (Tax-equivalent)                       327       223       176      154         147        47
-------------------------------------------------------------------------------------------------------------  ---------------------
  Operating earnings                           $    570       411       344      291         286        39  %
-------------------------------------------------------------------------------------------------------------  ---------------------

-------------------------------------------------------------------------------------------------------------  ---------------------
Performance and other data

Economic profit                                $    404       285       256      220         190        42  %
Risk adjusted return on capital (RAROC)           39.14 %   37.23     39.88    37.25       32.53         -
Economic capital, average                      $  5,913     4,468     3,694    3,526       3,689        32
Cash overhead efficiency ratio                    54.74 %   57.86     59.26    61.42       64.89         -
Average loans, net                             $ 97,212    76,618    65,489   63,370      61,735        27     $ 96,126          1 %
Average core deposits                          $135,426   110,771    99,403   98,392      98,184        22  %  $133,549          1 %
-------------------------------------------------------------------------------------------------------------  ---------------------


Key Points

o    Revenue up 6% vs. Combined 3Q01; up 5% excluding mortgage results

o Fee growth driven largely by strong mortgage banking; excluding this, fee income up 3%

o    Loan growth driven by robust home equity production

o    Core deposits up 1% driven by strong growth in low-cost core deposits of 5%

o Cash efficiency ratio showed improvement for the quarter; expected to return to around 57%-58% in 1Q02


-------------------------------------------------------------------------------------------------------------------------------
General Bank Key Metrics                                                                   2001        2000         4 Q 01
                                                    --------------------------------------------   ---------
                                                      Fourth        Third     Second      First      Fourth             vs
                                                     Quarter      Quarter    Quarter    Quarter     Quarter         3 Q 01
-------------------------------------------------------------------------------------------------------------------------------
Customer overall satisfaction score (a)                 6.35         6.33       6.32       6.29        6.27              -   %
Mystery Customer Profile scores (b)                    90.00  %     90.01      88.77      88.29       86.81              -
Online customers (Enrollments in thousands)            4,123        3,810      2,903      2,640       2,367              8
Financial centers                                      2,846        2,853      2,162      2,164       2,193              -
ATMs                                                   4,675        4,698      3,419      3,676       3,772              -   %
-------------------------------------------------------------------------------------------------------------------------------
(a)  Gallup survey measured for customers of former First Union only; on a 1-7 scale; 6.4 = "best in class".

(b)  Customer Service Profile measured for customers of former Wachovia only;
     perfect score of 100%.

--------------------------------------------------------------------------------

Overall customer satisfaction score for First Union bank customers was 6.35, which increased for the 11th consecutive quarter and continues to approach the current goal of 6.4. The Team Wachovia Mystery Customer Exceptional Service Program score, a measurement of customer service for former Wachovia, was 90.00%, remaining relatively stable vs. our goal of 92%. In 1Q02, the company began utilizing the Gallup survey company-wide in order to measure customer service satisfaction.


--------------------------------------------------------------------------------
                                                                       Page - 18

                                                                 [WACHOVIA LOGO]
--------------------------------------------------------------------------------

Retail & Small Business

This sub-segment includes Retail Banking, Small Business Banking, First Union Mortgage Corp., First Union Home Equity Bank, Educaid and other retail businesses.

------------------------------------------------------------------------------------------------------- ---------------------------
Retail and Small Business                                                             2001    4 Q 01           Combined
                                                      -------------------------------------             ---------------------------
Performance Summary                                    Fourth      Third   Second    First        vs       Third      4 Q 01 vs
(In millions)                                         Quarter    Quarter  Quarter  Quarter    3 Q 01     Quarter         3 Q 01
------------------------------------------------------------------------------------------------------- ---------------------------
Income statement data

Net interest income (Tax-equivalent)                $   1,310      1,060      960      918        24 %   $ 1,253              5 %
Fee and other income                                      524        403      358      313        30         492              7
Intersegment revenue                                       16         16       13       13         -          16              -
------------------------------------------------------------------------------------------------------- ---------------------------
  Total revenue (Tax-equivalent)                        1,850      1,479    1,331    1,244        25       1,761              5
Provision for loan losses                                  91         73       85       82        25
Noninterest expense                                     1,085        910      835      811        19     $ 1,099             (1)%
Income taxes (Tax-equivalent)                             245        175      140      121        40
------------------------------------------------------------------------------------------------------- ---------------------------
  Operating earnings                                $     429        321      271      230        34 %
------------------------------------------------------------------------------------------------------- ---------------------------

------------------------------------------------------------------------------------------------------- ---------------------------
Performance and other data

Economic profit                                     $     327        241      220      193        36 %
Risk adjusted return on capital (RAROC)                 45.26 %    42.40    44.71    42.57         -
Economic capital, average                           $   3,909      3,133    2,711    2,551        25
Cash overhead efficiency ratio                          58.56 %    61.02    61.79    64.06         -
Average loans, net                                  $  56,808     47,802   42,299   40,846        19    $ 55,054              3 %
Average core deposits                               $ 122,055     99,973   89,798   89,261        22 %  $121,390              1 %
------------------------------------------------------------------------------------------------------- ---------------------------


Net interest income was up 5% vs. Combined 3Q01, reflecting higher spreads due to continued low-cost core deposit growth and record Big 3 loan production (consumer direct, prime equity lines, and small business banking) in 4Q01. Loans increased 3%, due to Big 3 production. Average core deposits were up 1%, partially due to seasonality in the fourth quarter. Low-cost core deposits continued to show strong growth, especially in Money Market, Interest Checking and DDA, while CDs continue to decline in the current rate environment.

Fee and other income grew 7% compared to Combined 3Q01, primarily due to strong mortgage banking income, continued strength in debit card fees and seasonal increases in NSF activity.

4Q01 mortgage results included $38 million in gains on $4.1 billion in mortgage deliveries to agencies and $29 million in gains on flow servicing sales. 3Q01 mortgage results included $8 million in gains on $4.3 billion in deliveries to agencies and $30 million in gains on flow servicing sales. 4Q01 home equity results included $20 million in gains on loan sales and securitizations compared to $2 million in gains on loan sales in 3Q01.

Expenses were down 1% compared to Combined 3Q01, mostly due to lower benefits and incentives expense, as well as strong expense management.


--------------------------------------------------------------------------------
                                                                       Page - 19

                                                                 [WACHOVIA LOGO]
--------------------------------------------------------------------------------

Retail Loan Production


---------------------------------------------------------------------------------------------------  --------------------------
Retail and Small Business                                                       2001     4 Q 01             Combined
                                               --------------------------------------                --------------------------
                                                Fourth     Third    Second     First         vs           Third     4 Q 01 vs
(In millions)                                  Quarter   Quarter   Quarter   Quarter     3 Q 01         Quarter        3 Q 01
---------------------------------------------------------------------------------------------------  --------------------------
Loan volume

Consumer direct                               $  1,843     1,339     1,755     1,210         38  %      $ 1,421            30 %
Prime equity lines                               3,837     2,579     2,483     1,984         49           3,264            18
First Union Home Equity                          1,416     1,447     1,558     1,274         (2)          1,447            (2)
First Union Mortgage Corporation                 6,658     4,279     4,685     3,394         56           5,136            30
Other                                            2,278     1,424       735       738         60           2,538           (10)
---------------------------------------------------------------------------------------------------  --------------------------
Total loan volume                             $ 16,032    11,068    11,216     8,600         45  %     $ 13,806            16 %
---------------------------------------------------------------------------------------------------  --------------------------
Average loans

Consumer direct                               $ 15,340    13,767    12,595    12,070         11  %     $ 14,425             6 %
Prime equity lines                              13,196    10,354     9,738     9,370         27          12,313             7
First Union Home Equity                         11,910    12,013    11,383    11,097         (1)         12,013            (1)
First Union Mortgage Corporation                   385       402       416       439         (4)            399            (4)
Other                                           15,977    11,253     8,156     7,863         42          15,904             -
---------------------------------------------------------------------------------------------------  --------------------------
Total average loans                           $ 56,808    47,789    42,288    40,839         19  %     $ 55,054             3 %
---------------------------------------------------------------------------------------------------  --------------------------


Loan volume was up 16%, due primarily to originations in FUMC, prime equity lines and consumer direct, partially offset by slight declines in home equity. The General Bank experienced record Big 3 loan production in 4Q01.

Average retail loan outstandings increased 3%, primarily in consumer direct and prime equity lines as a result of record production.

Firstunion.com

----------------------------------------------------------------------------------------------------------------------------------
firstunion.com                                                                                  2001         2000
                                                         --------------------------------------------   ----------     4 Q 01
                                                           Fourth       Third     Second       First       Fourth          vs
(In thousands)                                            Quarter     Quarter    Quarter     Quarter      Quarter      3 Q 01
----------------------------------------------------------------------------------------------------------------------------------
Online customers (Enrollments)

Retail                                                      3,953       3,661      2,773       2,529        2,276           8   %
Wholesale                                                     170         149        130         111           91          14
----------------------------------------------------------------------------------------------------------------------------------
  Total customers online (Enrollments)                      4,123       3,810      2,903       2,640        2,367           8
Retail enrollments per quarter                                344         310        297         293          230          11
----------------------------------------------------------------------------------------------------------------------------------
Dollar value of transactions (In billions)            $      10.9         7.8        6.4         4.4          2.2          40
----------------------------------------------------------------------------------------------------------------------------------
Online penetration                                             32 %        31         29          27           25           -   %
----------------------------------------------------------------------------------------------------------------------------------


Online enrollments increased 8% from 3Q01 to 4.1 million. There were 344,000 retail enrollments in 4Q01, up 11% from 3Q01. Dollar value of transactions initiated through the Internet channel (includes billpay and transfers) reached $10.9 billion, an increase of 40% from 3Q01, due in large part to increased customer usage of the Fed Funds Online system to initiate Fed Funds transactions.

First Union Direct

----------------------------------------------------------------------------------------------------------------------------------
First Union Direct Metrics                                                                         2001        2000    4 Q 01
                                                            --------------------------------------------   ---------
                                                               Fourth       Third     Second      First      Fourth        vs
(In millions)                                                 Quarter     Quarter    Quarter    Quarter     Quarter    3 Q 01
----------------------------------------------------------------------------------------------------------------------------------
Customer calls to

Person                                                            7.5         8.8        8.4        9.5         9.0       (15)  %
Voice response unit                                              23.2        27.9       23.5       24.5        24.2       (17)
----------------------------------------------------------------------------------------------------------------------------------
  Total calls                                                    30.7        36.7       31.9       34.0        33.2       (16)
% of calls handled in 30 seconds or less (Target 70%)              79 %        84         72         68          73         -   %
----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                       Page - 20

                                                                 [WACHOVIA LOGO]
--------------------------------------------------------------------------------

Commercial

This sub-segment includes middle-market Commercial, Commercial Real Estate and Government Banking.

-----------------------------------------------------------------------------------------------------------  -----------------------
Commercial                                                                             2001                          Combined
                                                     ---------------------------------------    4 Q 01       -----------------------
Performance Summary                                   Fourth      Third    Second     First         vs           Third   4 Q 01 vs
(In millions)                                        Quarter    Quarter   Quarter   Quarter     3 Q 01         Quarter      3 Q 01
-----------------------------------------------------------------------------------------------------------  -----------------------
Income statement data
Net interest income (Tax-equivalent)              $      332        222       180       169         50   %       $ 303          10 %
Fee and other income                                      71         42        30        28         69              52          37
Intersegment revenue                                      16         14        14        12         14              16           -
-----------------------------------------------------------------------------------------------------------  -----------------------
  Total revenue (Tax-equivalent)                         419        278       224       209         51             371          13
Provision for loan losses                                 38         25        13        19         52
Noninterest expense                                      158        115       102        96         37           $ 148           7 %
Income taxes (Tax-equivalent)                             82         48        36        33         71
-----------------------------------------------------------------------------------------------------------  -----------------------
  Operating earnings                              $      141         90        73        61         57   %
-----------------------------------------------------------------------------------------------------------  -----------------------

-----------------------------------------------------------------------------------------------------------  -----------------------
Performance and other data

Economic profit                                   $       77         44        36        27         75   %
Risk adjusted return on capital (RAROC)                27.20 %    25.12     26.56     23.36          -
Economic capital, average                         $    2,004      1,335       983       975         50
Cash overhead efficiency ratio                         37.86 %    41.11     44.31     45.69          -
Average loans, net                                $   40,404     28,816    23,190    22,524         40        $ 41,072          (2)%
Average core deposits                             $   13,371     10,798     9,605     9,131         24   %    $ 12,159          10 %
-----------------------------------------------------------------------------------------------------------  -----------------------

Net interest income grew 10% vs. Combined 3Q01, due to increased spreads as a result of higher deposits. Average loans were down 2%, due to lower commercial loan demand as well as a repositioning of the real estate portfolio. Deposits increased 10%, driven by seasonal increases in low-cost core deposits, especially DDA, combined with more conservative customer spending activity.

Fee and other income increased 37% compared to Combined 3Q01 results, primarily due to continued strength in cash management service charges resulting from lower-valued compensating balances due to the lower interest rate environment. 4Q01 also included a $14 million gain on a commercial real estate loan sale related to the post-merger repositioning of the portfolio.

Expenses grew 7% in comparison to Combined 3Q01, mainly due to variable expenses associated with an increase in cash management products.

--------------------------------------------------------------------------------
                                                                       Page - 21

                                                                 [WACHOVIA LOGO]
--------------------------------------------------------------------------------

Capital Management

This segment includes Asset Management and Retail Brokerage Services.

----------------------------------------------------------------------------------------------------------   -----------------------
Capital Management                                                          2001       2000     4 Q 01               Combined
                                           --------------------------------------  ---------                 -----------------------
Performance Summary                         Fourth      Third    Second    First     Fourth         vs           Third   4 Q 01 vs
(In millions)                              Quarter    Quarter   Quarter  Quarter    Quarter     3 Q 01         Quarter      3 Q 01
----------------------------------------------------------------------------------------------------------   -----------------------
Income statement data

Net interest income (Tax-equivalent)      $     37         32        30       32         40         16  %         $ 38          (3)%
Fee and other income                           786        655       693      685        692         20             717          10
Intersegment revenue                           (13)       (12)      (12)     (11)       (12)         8             (13)          -
----------------------------------------------------------------------------------------------------------   -----------------------
  Total revenue (Tax-equivalent)               810        675       711      706        720         20             742           9
Provision for loan losses                        -          -         -        -          -          -
Noninterest expense                            669        573       583      574        574         17           $ 638           5 %
Income taxes (Tax-equivalent)                   54         36        43       46         49         50
----------------------------------------------------------------------------------------------------------   -----------------------
  Operating earnings                      $     87         66        85       86         97         32  %
----------------------------------------------------------------------------------------------------------   -----------------------

----------------------------------------------------------------------------------------------------------   -----------------------
Performance and other data

Economic profit                           $     59         40        61       62         72         48  %
Risk adjusted return on capital (RAROC)      36.71 %    30.89     41.73    42.70      46.09          -
Economic capital, average                 $    947        846       815      821        836         12
Cash overhead efficiency ratio               82.71 %    84.85     81.91    81.28      79.65          -
Average loans, net                        $    337        269       110      129        104         25           $ 283          19 %
Average core deposits                     $  1,505      1,535     1,609    1,827      2,142         (2) %      $ 1,556          (3)%
----------------------------------------------------------------------------------------------------------   -----------------------

Key Points

o Revenue up 9% vs. Combined 3Q01 driven by recovering securities markets and good sales

o Mutual fund and annuity sales of $2.7 billion and $1.5 billion, respectively

o Expenses higher vs. Combined 3Q01 due to improved retail brokerage production

--------------------------------------------------------------------------------------------------------------------------------
Capital Management Key Metrics                                                             2001        2000          4 Q 01
                                                      ------------------------------------------   ---------
                                                        Fourth     Third      Second      First      Fourth              vs
(In millions)                                          Quarter   Quarter     Quarter    Quarter     Quarter          3 Q 01
--------------------------------------------------------------------------------------------------------------------------------
Separate account assets                              $ 122,439   124,592      81,879     81,576      85,933              (2)  %
Mutual fund assets                                     104,031   101,749      90,279     86,767      84,797               2
--------------------------------------------------------------------------------------------------------------------------------
  Total assets under management (a)                  $ 226,470   226,341     172,158    168,343     170,730               -
--------------------------------------------------------------------------------------------------------------------------------
Gross fluctuating mutual fund sales                  $   2,684     2,213       1,981      1,983       1,762              21
--------------------------------------------------------------------------------------------------------------------------------
Assets under care (Excluding AUM) (b)                $ 512,649   488,537     499,847    489,380     485,516               5
--------------------------------------------------------------------------------------------------------------------------------
Registered representatives (Actual)                      8,008     8,188       7,706      7,784       7,459              (2)
Broker client assets                                 $ 275,500   258,300     240,600    232,900     240,600               7
Margin loans                                         $   3,244     3,192       3,060      3,060       3,556               2
Brokerage offices (Actual)                               3,434     3,461       2,690      2,695       2,568              (1)  %
--------------------------------------------------------------------------------------------------------------------------------

(a) Includes $78 billion in assets managed for Wealth Management which are also reported in that segment.

(b) Includes $23 billion in assets held for Wealth Management which are also reported in that segment.

--------------------------------------------------------------------------------


Key Points

o    Mutual fund assets grew 2% to $104 billion

o    Broker client assets grew 7%, driven by higher period-end valuations

o Registered representatives declined principally due to focus on higher producing brokers


--------------------------------------------------------------------------------
                                                                       Page - 22

                                                                 [WACHOVIA LOGO]
--------------------------------------------------------------------------------

Asset Management

This sub-segment consists of the mutual fund business, customized investment advisory services and corporate and institutional trust services.

-----------------------------------------------------------------------------------------------------------  -----------------------
Asset Management                                                                         2001   4 Q 01              Combined
                                                      ----------------------------------------               -----------------------
Performance Summary                                    Fourth       Third    Second     First       vs          Third  4 Q 01 vs
(In millions)                                         Quarter     Quarter   Quarter   Quarter   3 Q 01        Quarter     3 Q 01
-----------------------------------------------------------------------------------------------------------  -----------------------
Income statement data

Net interest income (Tax-equivalent)                $      (3)         (6)       (7)       (5)      50   %       $ (6)        50 %
Fee and other income                                      241         210       213       214       15            228          6
Intersegment revenue                                        -          (1)        -         -        -              -          -
-----------------------------------------------------------------------------------------------------------  -----------------------
  Total revenue (Tax-equivalent)                          238         203       206       209       17            222          7
Provision for loan losses                                   -           -         -         -        -
Noninterest expense                                       163         151       144       141        8          $ 162          1 %
Income taxes (Tax-equivalent)                              29          20        20        24       45
-----------------------------------------------------------------------------------------------------------  -----------------------
  Operating earnings                                $      46          32        42        44       44   %
-----------------------------------------------------------------------------------------------------------  -----------------------

-----------------------------------------------------------------------------------------------------------  -----------------------
Performance and other data

Economic profit                                     $      40          26        36        39       54   %
Risk adjusted return on capital (RAROC)                 83.92 %     63.37     91.23     99.65        -
Economic capital, average                           $     219         204       182       180        7
Cash overhead efficiency ratio                          68.56 %     74.48     69.55     67.51        -
Average loans, net                                  $     335         268       110       128       25          $ 282         19 %
Average core deposits                               $   1,430       1,442     1,530     1,723       (1)  %    $ 1,461         (2)%
-----------------------------------------------------------------------------------------------------------  -----------------------


Fee and other income grew 6% to $241 million from Combined 3Q01 levels of $228 million. The market recovery and the effects of higher 4Q institutional trust fees accounted for the majority of this increase.

Expenses were up only 1% from 3Q01 Combined levels, or 3% after giving effect to a $4 million charge in 3Q01 for losses related to the World Trade Center tragedy. This increase was driven largely by increased institutional trust production costs.

-------------------------------------------------------------------------------------------------------------------------------
Mutual Funds                                                                                                     2001
                                      -----------------------------------------------------------------------------------------
                                       Fourth Quarter       Third Quarter         Second Quarter         First Quarter   4 Q 01
                                      ----------------   ----------------   --------------------   -------------------
                                                 Fund               Fund                   Fund                  Fund        vs
(In billions)                         Amount      Mix     Amount     Mix     Amount         Mix    Amount         Mix    3 Q 01
--------------------------------------------------------------------------------------------------------------------------------
Assets under management

Money market                        $     64       62 %     $ 63      62 %     $ 55          61 %    $ 53          61 %      2%
Equity                                    24       23         23      22         23          26        22          25        4
Fixed income                              16       15         16      16         12          13        12          14         -
--------------------------------------------------------------------------------------------------------------------------------
  Total mutual fund assets          $    104      100 %    $ 102     100 %     $ 90         100 %    $ 87         100 %      2%
--------------------------------------------------------------------------------------------------------------------------------



Key Points

o    Total mutual fund assets rose 2% fueled by the market's recovery

o Net fluctuating fund sales were $680 million for the year and were up $2.4 billion over 2000 net redemptions

o The fund mix remained relatively stable with a slight shift towards equity assets due to increased equity fund values


--------------------------------------------------------------------------------
                                                                       Page - 23

                                                                 [WACHOVIA LOGO]
--------------------------------------------------------------------------------
Retail Brokerage Services

This sub-segment includes Retail Brokerage and Insurance Services.
--------------------------------------------------------------------------------------------  --------------------------
Retail Brokerage Services                                                  2001    4 Q 01         Combined
                                        ----------------------------------------              --------------------------
Performance Summary                      Fourth      Third      Second     First        vs        Third    4 Q 01 vs
(In millions)                           Quarter    Quarter     Quarter   Quarter    3 Q 01      Quarter       3 Q 01
--------------------------------------------------------------------------------------------  --------------------------
Income statement data
---------------------
Net interest income (Tax-equivalent)    $    39        37         35          36        5 %     $   43           (9)
Fee and other income                        553       459        490         482       20          503           10 %
Intersegment revenue                        (11)      (14)       (11)        (11)     (21)         (11)           -
--------------------------------------------------------------------------------------------  --------------------------
  Total revenue (Tax-equivalent)            581       482        514         507       21          535            9
Provision for loan losses                     -         -          -           -        -
Noninterest expense                         518       434        449         443       19       $  488            6 %
Income taxes (Tax-equivalent)                24        15         23          22       60
--------------------------------------------------------------------------------------------  --------------------------
  Operating earnings                   $     39        33         42          42       18 %
--------------------------------------------------------------------------------------------  --------------------------

--------------------------------------------------------------------------------------------  --------------------------
Performance and other data
--------------------------

Economic profit                         $    17        13         24          23       31 %
Risk adjusted return on capital (RAROC)   21.13 %   19.94      26.75       26.67        -
Economic capital, average               $   732       645        636         643       13
Cash overhead efficiency ratio            89.41 %   89.79      87.49       87.26        -
Average loans, net                      $     2         1          -           1        -       $    1            - %
Average core deposits                   $    75        93         79         104      (19)%     $   95          (21)%
--------------------------------------------------------------------------------------------  --------------------------

Net interest income declined 9% from Combined 3Q01 levels as average margin loan balances declined.

Fee and other income was up $50 million, or 10% from 3Q01 Combined levels which were lower due to the four day market shutdown and weaker market conditions. Record annuity sales and higher brokerage production off of weak 3Q01 levels caused the increase.

Expenses increased $30 million or 6% from 3Q01 Combined results due largely to higher production-related expenses than those associated with the lower market activity of 3Q01.

------------------------------------------------------------------------------------------------------------------------------------
Retail Brokerage Metrics                                                                                             2001     4 Q 01
                                                                                ------------------------------------------
                                                                                     Fourth     Third   Second     First         vs
(Dollars in millions)                                                               Quarter   Quarter  Quarter   Quarter      3 Q 01
------------------------------------------------------------------------------------------------------------------------------------
Broker client assets                                                             $  275,500   258,300  240,600   232,900         7 %
Margin loans                                                                     $    3,244     3,192    3,060     3,060         2
------------------------------------------------------------------------------------------------------------------------------------
Licensed sales force

Full-service financial advisors                                                       5,170     5,257    4,678     4,723        (2)
Financial center series 6                                                             2,838     2,931    3,028     3,061        (3)
------------------------------------------------------------------------------------------------------------------------------------
  Total sales force                                                                   8,008     8,188    7,706     7,784        (2)%
------------------------------------------------------------------------------------------------------------------------------------

Capital Management Eliminations

In addition to the above sub-segments, Capital Management results include eliminations among business units. Certain brokerage commissions earned on mutual fund sales by the company's brokerage sales force are eliminated and deferred in the consolidation of Capital Management reported results. In 4Q01, brokerage revenue and eliminations were $9 million and had no material effect on this segment's earnings.

--------------------------------------------------------------------------------
                                                                       Page - 24

                                                                 [WACHOVIA LOGO]
--------------------------------------------------------------------------------

Wealth Management

This segment includes Private Banking, Personal Trust, Investment Advisory Services, Charitable Services, Financial Planning and Insurance Brokerage (property & casualty and high net worth life).

----------------------------------------------------------------------------------------------------------   ----------------------
Wealth Management                                                              2001      2000                      Combined
                                              --------------------------------------  -------   4 Q 01       ----------------------
Performance Summary                            Fourth     Third    Second     First    Fourth       vs          Third   4 Q 01 vs
(In millions)                                 Quarter   Quarter   Quarter   Quarter   Quarter   3 Q 01        Quarter      3 Q 01
----------------------------------------------------------------------------------------------------------   ----------------------
Income statement data

Net interest income (Tax-equivalent)        $      91        61        48        46        47       49  %        $ 84           8 %
Fee and other income                              136       100        79        79        84       36            136           -
Intersegment revenue                                1         -         -         -         -        -              1           -
----------------------------------------------------------------------------------------------------------   ----------------------
  Total revenue (Tax-equivalent)                  228       161       127       125       131       42            221           3
Provision for loan losses                           4         2         -         -         -        -
Noninterest expense                               161       114        85        84        84       41          $ 169          (5)%
Income taxes (Tax-equivalent)                      21        15        13        15        16       40
----------------------------------------------------------------------------------------------------------   ----------------------
  Operating earnings                        $      42        30        29        26        31       40  %
----------------------------------------------------------------------------------------------------------   ----------------------

----------------------------------------------------------------------------------------------------------   ----------------------
Performance and other data

Economic profit                             $      30        22        22        20        25       36  %
Risk adjusted return on capital (RAROC)         45.71 %   48.07     62.73     62.09     72.41        -
Economic capital, average                   $     358       237       171       165       164       51
Cash overhead efficiency ratio                  70.10 %   71.09     65.81     67.07     63.82        -
Average loans, net                          $   8,148     5,680     4,449     4,368     4,319       43        $ 7,994           2 %
Average core deposits                       $   9,431     7,313     6,367     6,176     5,737       29  %     $ 9,240           2 %
----------------------------------------------------------------------------------------------------------   ----------------------



Key Points

o Revenue grew 3% driven by solid increases in loans and deposits vs. Combined 3Q01

o Fees flat, as higher insurance commissions and deposit service charges were offset by reduced trust fees on lower average equity values

Net interest income increased 8% versus Combined 3Q01. The increase was related to a 2% increase in both loans and deposits and a modest increase in margin due to lower funding costs.

Fee and other income remained flat versus Combined 3Q01. Growth in insurance commissions and deposit account service charges was offset by lower trust fees, the result of lower average equity values in 4Q01 than 3Q01. Sales activity in all categories remained on track.

Expenses were down 5% versus Combined 3Q01. The decline was the result of higher expenses in 3Q01 related to the World Trade Center and continuing expense control.

---------------------------------------------------------------------------------------------------------------------------------
Wealth Management Key Metrics                                                                2001        2000
                                                         -----------------------------------------   ---------         4 Q 01
                                                          Fourth       Third     Second     First      Fourth              vs
(Dollars in millions)                                    Quarter     Quarter    Quarter   Quarter     Quarter          3 Q 01
-----------------------------------------------------------------   -------------------------------------------------------------
Assets under management (a)                            $  77,800      77,700     48,100    47,900      52,500               -  %
PCM/PFA client relationships (Actual)                     86,300      86,200     52,500    52,450      52,400               -
Wealth Management advisors (Actual)                          936         936        552       558         556               -  %
---------------------------------------------------------------------------------------------------------------------------------

(a) These assets are managed by and reported in Capital Management.
--------------------------------------------------------------------------------


3Q01 restated to reflect subsequent consolidations of accounts held by clients of both legacy companies, as well as for transfers of relationships and assets to other business units. Future restatements may occur as relationships are moved to channels that best meet client needs.


--------------------------------------------------------------------------------
                                                                       Page - 25

                                                                 [WACHOVIA LOGO]
--------------------------------------------------------------------------------

Corporate and Investment Bank
-----------------------------

This segment includes Corporate Banking, Investment Banking and Principal Investing.

-----------------------------------------------------------------------------------------------------------   ---------------------
Corporate and Investment Bank                                                 2001       2000                        Combined
                                           ----------------------------------------  ---------   4 Q 01       ---------------------
Performance Summary                         Fourth      Third    Second      First     Fourth        vs          Third  4 Q 01 vs
(In millions)                              Quarter    Quarter   Quarter    Quarter    Quarter    3 Q 01        Quarter     3 Q 01
-----------------------------------------------------------------------------------------------------------   ---------------------
Income statement data

Net interest income (Tax-equivalent)      $    656        497       475        447        440        32  %       $ 571         15 %
Fee and other income                           332       (250)      334        314        268         -           (194)         -
Intersegment revenue                           (13)       (16)      (15)       (12)       (13)      (19)           (13)         -
-----------------------------------------------------------------------------------------------------------   ---------------------
  Total revenue (Tax-equivalent)               975        231       794        749        695         -            364          -
Provision for loan losses                      254        126        93         70        124         -
Noninterest expense                            552        480       497        470        411        15          $ 549          1 %
Income taxes (Tax-equivalent)                   13       (169)       48         50        (27)        -
-----------------------------------------------------------------------------------------------------------   ---------------------
  Operating earnings                      $    156       (206)      156        159        187         -  %
-----------------------------------------------------------------------------------------------------------   ---------------------

-----------------------------------------------------------------------------------------------------------   ---------------------
Performance and other data

Economic profit                           $     36       (355)        4         (5)        51         -  %
Risk adjusted return on capital (RAROC)      13.89 %   (10.44)    12.25      11.68      15.31         -
Economic capital, average                 $  7,512      6,267     5,989      6,185      6,162        20
Cash overhead efficiency ratio               52.52 %     n/m      59.94      59.94      50.24         -
Average loans, net                        $ 46,265     42,074    41,145     42,751     41,770        10       $ 48,390         (4)%
Average core deposits                     $ 12,710     10,512    10,200      9,456      9,232        21  %    $ 12,054          5 %
-----------------------------------------------------------------------------------------------------------   ---------------------

Key Points

o    Revenues rebounded 3% (excluding principal investing) vs. Combined 3Q01

o Provision increase primarily a result of a single large charge-off in the energy services sector of $97 million

o    Cash efficiency ratio showed solid improvement

o Average loans declined 4% largely due to lower loan demand and $1.5 billion of 3Q01 transfers to loans held for sale

--------------------------------------------------------------------------------
                                                                       Page - 26

                                                                 [WACHOVIA LOGO]
--------------------------------------------------------------------------------

Corporate Banking

This sub-segment includes Large Corporate Lending, Commercial Leasing and Rail, and International operations.

-----------------------------------------------------------------------------------------------------  ---------------------------
Corporate Banking                                                                 2001                           Combined
                                                  -------------------------------------   4 Q 01       ---------------------------
Performance Summary                                Fourth      Third   Second    First        vs          Third     4 Q 01 vs
(In millions)                                     Quarter    Quarter  Quarter  Quarter    3 Q 01        Quarter        3 Q 01
-----------------------------------------------------------------------------------------------------  ---------------------------
Income statement data

Net interest income (Tax-equivalent)             $    472        365      356      356        29   %      $ 430            10 %
Fee and other income                                  199        182      178      172         9            210            (5)
Intersegment revenue                                   (8)       (10)      (8)      (8)      (20)            (8)            -
-----------------------------------------------------------------------------------------------------  ---------------------------
  Total revenue (Tax-equivalent)                      663        537      526      520        23            632             5
Provision for loan losses                             248        125       95       71        98
Noninterest expense                                   299        241      233      242        24          $ 287             4 %
Income taxes (Tax-equivalent)                          45         60       68       71       (25)
-----------------------------------------------------------------------------------------------------  ---------------------------
  Operating earnings                             $     71        111      130      136       (36)  %
-----------------------------------------------------------------------------------------------------  ---------------------------

-----------------------------------------------------------------------------------------------------  ---------------------------
Performance and other data

Economic profit                                  $     17         33       56       46       (48)  %
Risk adjusted return on capital (RAROC)             13.31 %    15.37    18.27    17.20         -
Economic capital, average                        $  5,244      3,914    3,544    3,619        34
Cash overhead efficiency ratio                      45.43 %    44.87    44.04    46.33         -
Average loans, net                               $ 42,306     38,087   36,838   38,193        11       $ 43,908            (4)%
Average core deposits                            $  9,762      7,918    7,658    7,349        23   %    $ 9,214             6 %
-----------------------------------------------------------------------------------------------------  ---------------------------


Net interest income grew 10% vs. Combined 3Q01, due to increased spreads in cross border leasing and increased deposits in global corporate banking. Average loans were down 4%, due to the reclassification of $1.5 billion in loans to held for sale in the 3Q01. Deposits increased 6% from Combined 3Q01, primarily in global corporate banking.

Fee and other income fell 5% compared to Combined 3Q01 as a result of market value adjustments of $50 million in held for sale. This decline was partially offset by gains on the sale of distressed debt investing, and gains on the sale of assets in the corporate banking group of $12 million, compared to losses on loan sales of $4 million taken in 3Q01.

Expenses were up 4% vs. Combined 3Q01. The increase is a result of higher infrastructure costs associated with growth in cash management revenues.

--------------------------------------------------------------------------------------------------  ---------------------------
Corporate Banking Fees                                                         2001                         Combined
                                             ---------------------------------------   4 Q 01       ---------------------------
                                              Fourth     Third    Second      First        vs           Third     4 Q 01 vs
(In millions)                                Quarter   Quarter   Quarter    Quarter    3 Q 01         Quarter        3 Q 01
--------------------------------------------------------------------------------------------------  ---------------------------

Lending                                   $       92        78        70         68        18   %       $ 105           (12)%
Leasing                                           45        40        48         46        13              41            10
International                                     62        64        60         58        (3)             64            (3)
--------------------------------------------------------------------------------------------------  ---------------------------
  Corporate banking fees                  $      199       182       178        172         9   %       $ 210            (5)%
--------------------------------------------------------------------------------------------------  ---------------------------


--------------------------------------------------------------------------------
                                                                       Page - 27

                                                                 [WACHOVIA LOGO]
--------------------------------------------------------------------------------

Investment Banking

This sub-segment includes Equity Capital Markets, Loan Syndications, High Yield Debt, M&A, Fixed Income Sales & Trading, Municipal Group, Foreign Exchange, Derivatives, Equity Derivatives, Structured Products, Real Estate Capital Markets and Asset Securitization.


--------------------------------------------------------------------------------------------------- -----------------------------
Investment Banking                                                               2001                        Combined
                                                  ------------------------------------  4 Q 01      -----------------------------
Performance Summary                                Fourth    Third   Second     First       vs           Third      4 Q 01 vs
(In millions)                                     Quarter   uarter  Quarter   Quarter   3 Q 01         Quarter         3 Q 01
--------------------------------------------------------------------------------------------------- -----------------------------
Income statement data

Net interest income (Tax-equivalent)             $    181      141      128       103       28   %       $ 150             21 %
Fee and other income                                  154      153      214       185        1             183            (16)
Intersegment revenue                                   (5)      (6)      (7)       (4)     (17)             (5)             -
--------------------------------------------------------------------------------------------------- -----------------------------
  Total revenue (Tax-equivalent)                      330      288      335       284       15             328              1
Provision for loan losses                               6        1       (2)       (1)       -
Noninterest expense                                   246      230      256       219        7           $ 252             (2)%
Income taxes (Tax-equivalent)                         (23)      (9)       5         2        -
--------------------------------------------------------------------------------------------------- -----------------------------
  Operating earnings                             $    101       66       76        64       53   %
--------------------------------------------------------------------------------------------------- -----------------------------

--------------------------------------------------------------------------------------------------- -----------------------------
Performance and other data

Economic profit                                  $     69       36       39        30       92   %
Risk adjusted return on capital (RAROC)             36.11 %  26.25    26.00     22.16        -
Economic capital, average                        $  1,127    1,012    1,106     1,197       11
Cash overhead efficiency ratio                      59.92 %  70.00    69.32     69.25        -
Average loans, net                               $  3,918    3,969    4,306     4,559       (1)        $ 4,429            (12)%
Average core deposits                            $  2,948    2,594    2,542     2,107       11   %     $ 2,840              4 %
--------------------------------------------------------------------------------------------------- -----------------------------


Net interest income rose 21% in comparison to Combined 3Q01. The large increase was driven by wider spreads on fixed income trading assets. Average loans fell 12%, while deposits grew 4%, primarily in commercial mortgage servicing deposits.

Fee and other income declined 16% compared to Combined 3Q01. Fees were down only modestly excluding the effect of seasonally high affordable housing investment write-downs ($45 million in 4Q01 vs. $20 million in 3Q01). Strength in fixed income derivatives, agency businesses (loan syndications, equity capital markets, high yield debt) and real estate corporate finance from depressed post-September 11 levels was more than offset by losses in fixed income sales and trading, as a result of market volatility in certain products.

The tax credits generated by affordable housing activity were $72 million in 4Q01 and $31 million in 3Q01, which offset the write-downs outlined above.

Expenses were down 2% in comparison to Combined 3Q01, mainly due to lower incentives.

------------------------------------------------------------------------------------------------------  ---------------------------
Investment Banking Fees                                                            2001                          Combined
                                                   -------------------------------------   4 Q 01       ---------------------------
                                                    Fourth     Third    Second    First        vs          Third     4 Q 01 vs
(In millions)                                      Quarter   Quarter   Quarter  Quarter    3 Q 01        Quarter        3 Q 01
------------------------------------------------------------------------------------------------------  ---------------------------

Agency                                            $    141        63       113       38         -   %       $ 81            74 %
Fixed income                                            58       110       116      166       (47)           122           (52)
Affordable housing (AH)                                (45)      (20)      (15)     (19)        -            (20)            -
------------------------------------------------------------------------------------------------------  ---------------------------
  Investment banking fees                         $    154       153       214      185         1   %      $ 183           (16)%
------------------------------------------------------------------------------------------------------  ---------------------------
Memoranda

Pre-tax value of AH tax credits                   $     72        31        30       29         -   %       $ 31             - %
------------------------------------------------------------------------------------------------------  ---------------------------
Adjusted investment banking fees                       226       184       244      214        23            214             6
------------------------------------------------------------------------------------------------------  ---------------------------
Trading profits (included above)                  $     43        66       110       83       (35)  %       $ 80           (46)%
------------------------------------------------------------------------------------------------------  ---------------------------

--------------------------------------------------------------------------------
                                                                       Page - 28

                                                                 [WACHOVIA LOGO]
--------------------------------------------------------------------------------

Principal Investing

This sub-segment includes the public equity, private equity, and mezzanine portfolios, and fund investment activities.

---------------------------------------------------------------------------------------------------  ------------------------
Principal Investing                                                             2001    4 Q 01              Combined
                                              ---------------------------------------                ------------------------
Performance Summary                            Fourth      Third    Second     First        vs          Third     4 Q 01 vs
(In millions)                                 Quarter    Quarter   Quarter   Quarter    3 Q 01        Quarter        3 Q 01
---------------------------------------------------------------------------------------------------  ------------------------
Income statement data

Net interest income (Tax-equivalent)         $      3         (9)       (9)      (12)        -   %       $ (9)            - %
Fee and other income                              (21)      (585)      (58)      (43)       96           (587)           96
Intersegment revenue                                -          -         -         -         -              -             -
---------------------------------------------------------------------------------------------------  ------------------------
  Total revenue (Tax-equivalent)                  (18)      (594)      (67)      (55)       97           (596)           97
Provision for loan losses                           -          -         -         -         -
Noninterest expense                                 7          9         8         9       (22)          $ 10           (30)%
Income taxes (Tax-equivalent)                      (9)      (220)      (25)      (23)       96
---------------------------------------------------------------------------------------------------  ------------------------
  Operating earnings                         $    (16)      (383)      (50)      (41)       96   %
---------------------------------------------------------------------------------------------------  ------------------------

---------------------------------------------------------------------------------------------------  ------------------------
Performance and other data

Economic profit                              $    (50)      (424)      (91)      (81)       88   %
Risk adjusted return on capital (RAROC)         (5.40)%  (113.41)   (15.02)   (12.09)        -
Economic capital, average                    $  1,141      1,341     1,339     1,369       (15)
Cash overhead efficiency ratio                    n/m %      n/m       n/m       n/m         -
Average loans, net                           $     41         18         1        (1)        -           $ 53           (23)%
Average core deposits                        $      -          -         -         -         -   %        $ -             - %
---------------------------------------------------------------------------------------------------  ------------------------

Net interest income improved, the result of lower funding costs in the investment portfolio and increased balances in the subordinated debt portfolio.

Fee and other income improved substantially from the previous quarter, as large write-downs were taken on private investments in 3Q01. 4Q01 losses of $21 million were largely the result of write-downs on public investments. Cumulative net losses in principal investing were $707 million in 2001, or 24% of the book balance at the beginning of the year. Total dollars invested in the principal investing portfolio at the end of 4Q01 was $2.56 billion.

Expenses declined due to lower incentives payments.


--------------------------------------------------------------------------------
                                                                       Page - 29

                                                                 [WACHOVIA LOGO]
--------------------------------------------------------------------------------
Parent
------
This sub-segment includes the central money book, investment portfolio, some consumer real estate and mortgage assets, businesses being wound down or divested, and goodwill and intangibles amortization.

--------------------------------------------------------------------------------------------------------- ------------------------
                                                                              2001       2000   4 Q 01            Combined
                                              -------------------------------------   --------            ------------------------
Performance Summary                              Fourth     Third   Second    First    Fourth       vs          Third   4 Q 01 vs
(In millions)                                   Quarter   Quarter  Quarter  Quarter   Quarter   3 Q 01        Quarter      3 Q 01
--------------------------------------------------------------------------------------------------------- ------------------------
Income statement data

Net interest income (Tax-equivalent)     $         58       102       49      122       126      (43) %     $     98     (41)%
Fee and other income                              211        86      135      127       183        -              91       -
Intersegment revenue                               (7)       (2)       -       (2)        -        -              (7)      -
---------------------------------------------------------------------------------------------------------   ----------------------
  Total revenue (Tax-equivalent)                  262       186      184      247       309       41             182      44
Provision for loan losses                          (6)       18       32       48        (6)       -
Noninterest expense                               317       118       67      103        86        -        $    183      73 %
Income taxes (Tax-equivalent)                       7        53       50       48       149      (87)
---------------------------------------------------------------------------------------------------------   ----------------------
  Operating earnings                     $        (56)       (3)      35       48        80        -  %
---------------------------------------------------------------------------------------------------------   ----------------------

---------------------------------------------------------------------------------------------------------   ----------------------
Performance and other data
---------------------------
Economic profit                          $         66        42       64       75       81       57  %
Risk adjusted return on capital (RAROC)         29.48 %   22.81    29.19    28.84    32.88        -
Economic capital, average                $      1,463     1,574    1,502    1,802    1,531       (7)
Cash overhead efficiency ratio                    n/m %    8.97     4.63    19.05    11.41        -
Average loans, net                       $     10,877     8,385    8,019    9,232   12,165       30         $ 14,728     (26)%
Average core deposits                    $      2,754     2,072    1,456    2,341    3,649       33  %      $  2,583       7 %
---------------------------------------------------------------------------------------------------------   -----------------------

Net interest income decreased 41% vs. Combined 3Q01. The decrease is largely the result of lower spreads between funding costs and funds transfer pricing to the business units. Average loans declined $3.9 billion or 26%, due to $1.6 billion in purchase accounting adjustments at merger close, the effect of the December 1 swap of $2.9 billion of mortgages into agency-guaranteed mortgage-backed securities, and $355 million in runoff in the indirect auto loan and lease portfolio. Core deposits increased 7%.

Fee and other income increased $120 million vs. Combined 3Q01. Home equity and mortgage sale and securitization income of $52 million was $20 million higher; net securities gains of $43 million were up $13 million (offset for total corporation by losses in Fixed Income). Fee and other income related to businesses being wound down was $7 million vs. $7 million in losses in 3Q01. 4Q01 included trading income of $27 million and an insurance company demutualization gain of $11 million, while 3Q01 included an $8 million loss related to the World Trade Center and losses related to market valuation adjustments on loans held for sale of $6 million.

Expenses increased $134 million vs. Combined 3Q01. Of the increase, $122 million was due to an increase in amortization expense versus Combined 3Q01 results, which for the two additional months included only pre-merger amortization from the former Wachovia.

--------------------------------------------------------------------------------
                                                                       Page - 30

                                                                 [WACHOVIA LOGO]
--------------------------------------------------------------------------------

     The foregoing supplemental materials may contain, among other things, certain forward-looking statements with respect to Wachovia Corporation ("Wachovia"), as well as the goals, plans, objectives, intentions, expectations, financial condition, results of operations, future performance and business of Wachovia, including, without limitation, (i) statements relating to certain of Wachovia's goals and expectations with respect to earnings, earnings per share, revenue, expenses, and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words "may", "could", "would", "should", "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets" "probably", "potentially", "projects", "outlook" or similar expressions. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond Wachovia's control). The following factors, among others, could cause Wachovia's financial performance to differ materially from the goals, plans, objectives, intentions, and expectations expressed in such forward-looking statements: (1) the risk that the businesses of former First Union Corporation and former Wachovia Corporation in connection with their merger (the "Merger") will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; (3) revenues following the Merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the Merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the strength of the United States economy in general and the strength of the local economies in which Wachovia conducts operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on Wachovia's loan portfolio and allowance for loan losses; (6) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (7) inflation, interest rate, market and monetary fluctuations; (8) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on Wachovia's capital markets and capital management activities, including, without limitation, its mergers and acquisition advisory business, equity and debt underwriting activities, private equity investment activities, derivative securities activities, investment and wealth management advisory businesses, and brokerage activities; (9) adverse changes in the financial performance and/or condition of Wachovia's borrowers which could impact the repayment of such borrowers' outstanding loans; and (10) the impact on Wachovia's businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts. Additional information with respect to factors that may cause actual results to differ materially from those contemplated by such forward-looking statements is included in the reports filed by Wachovia with the Securities and Exchange Commission, including its Current Report on Form 8-K dated January 23, 2002.

     Wachovia cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the Merger or other matters and attributable to Wachovia or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Wachovia does not undertake any obligation to update any forward-looking statement, whether written or oral.


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